                                                                     EXHIBIT 2.1

                                 OFFICE LEASE



                           BUILDING:  RIVERBEND PARK



                   LANDLORD:  1330 RIVERBEND INVESTMENT CORP.



                             TENANT:  CFDATA CORP.

                               TABLE OF CONTENTS

                                                              Page
                                                              ----
    TABLE OF CONTENTS.......................................   2

1.  CERTAIN LEASE PROVISIONS................................   4

2.  PREMISES................................................   5

       2.1  Definition......................................   5
       2.2  Public Areas....................................   5

3.  TERM....................................................   5

       3.1  Term............................................   5
       3.2  Delay in Commencement...........................   5
       3.3  Early Possession................................   5
       3.4  Delivery of Possession..........................   5
       3.5  Holding Over....................................   5

4.  RENT....................................................   5

       4.1  Base Rent.......................................   5
       4.2  Additional Rent.................................   6
       4.3  Parking and Storage.............................   6
       4.4  Acceptance of Rental Payments...................   6

5.  ESCALATIONS OF RENT.....................................   6

       5.1  Determination...................................   6
       5.2  Indexing........................................   6

6.  SHARED EXPENSES.........................................   7

       6.1  Determination...................................   7
       6.2  Escalations.....................................   7
       6.3  Statements......................................   8

7.  SECURITY DEPOSIT........................................   8

8.  USE.....................................................   8

       8.1  Use.............................................   9
       8.2  Compliance With Law.............................   9
       8.3  Waste and Nuisance..............................   9
       8.4  Conditions of Premises..........................   9
       8.5  Insurance Cancellation..........................   9
       8.6  Landlord's Rules and Regulations................   9

9.  LANDLORD'S SERVICES.....................................   9

       9.1  Basic Services..................................   9
       9.2  Initial Construction............................  10
       9.3  Interruption of Services........................  10

10.  MAINTENANCE, REPAIRS AND ALTERATIONS...................  10

      10.1  Landlord's Obligations..........................  10

      10.2  Tenants Obligations.............................  10
      10.3  Surrender.......................................  11
      10.4  Alterations and Additions.......................  11

11.  TENANT'S USE OF PUBLIC AREAS...........................  12

12.  TAXES AND TELEPHONE....................................  12

      12.1  Personal Property Taxes.........................  12
      12.2  Evidence of Payment.............................  12
      12.3  Telephone.......................................  12

13.  INSURANCE AND INDEMNITY................................  12

      13.1  Liability Insurance.............................  12
      13.2  Property Insurance..............................  12
      13.3  Insurance Policies..............................  13
      13.4  Waiver of Subrogation...........................  13
      13.5  Hold Harmless...................................  13
      13.6  Exemption of Landlord from Liability............  13

14.  DAMAGE OR DESTRUCTION..................................  13

      14.1  Option to Terminate Lease.......................  14
      14.2  Obligation to Repair or Restore.................  14
      14.3  Fault of Tenant.................................  14
      14.4  Obligations of Tenant...........................  14
      14.5  Termination by Tenant...........................  14

15.  CONDEMNATION...........................................  14

16.  ASSIGNMENT AND SUBLETTING..............................  15

      16.1  Landlord's Consent Required.....................  15
      16.2  No Release of Tenant............................  15
      16.3  Attorneys' Fees and Administrative Fees.........  16
      16.4  Right to Collect Rent...........................  16

17.  DEFAULTS; REMEDIES.....................................  16

      17.1  Defaults........................................  16
      17.2  Remedies in Default.............................  16
      17.3  Default by Landlord.............................  17
      17.4  Late Charges....................................  18

18.  RIGHTS OF MORTGAGES....................................  18

      18.1  Subordination...................................  18
      18.2  Mortgagee's Consent to Amendments...............  18
      18.3  Mortgagee's Right to Cure.......................  18

19.  NOTICES................................................  18

20.  RELOCATION.............................................  18

21.  QUIET POSSESSION.......................................  19

22.  OPTIONS................................................  19

23.  LANDLORD'S LIEN........................................  19

24.  HAZARDOUS MATERIALS....................................  19

25.  GENERAL PROVISIONS.....................................  19

      25.1  Estoppel Certificate............................  19
      25.2  Landlord's Interest and Liability...............  20
      25.3  Severability....................................  20
      25.4  Interest Past Due Obligations; Certified Funds..  20
      25.5  Time of The Essence.............................  20
      25.6  Captions........................................  20
      25.7  Entire Agreement................................  20
      25.8  Waivers.........................................  20
      25.9  Recording.......................................  21
     25.10  Determinations by Landlord......................  21
     25.11  Cumulative Remedies.............................  21
     25.12  Covenants and Conditions........................  21
     25.13  Binding Effect Choice of Law....................  21
     25.14  Attorneys' Fees.................................  21
     25.15  Landlord's Access...............................  21
     25.16  Auctions........................................  21
     25.17  Merger..........................................  21
     25.18  Corporate Authority.............................  21
     25.19  Signs...........................................  21
     25.20  Brokers.........................................  21
     25.21  Guarantor.......................................  21
     25.22  Governing Law...................................  21
     25.23  Joint and Several Liability.....................  22
     25.24-25.27  Various Other Lease Provisions............  22


EXHIBITS
     Exhibit A - Legal Description
     Exhibit B - Premises Site Plan
     Exhibit C - Parking Addendum
     Exhibit D - Rules and Regulations

                                 OFFICE LEASE
                                 ------------

     This Lease, dated August 18, 1998 for reference purposes only, is made by
                       ---------------
and between 1330 Riverbend Investment Corp., (the "Landlord"), and CFData Corp.
            -------------------------------                        ------------
(the "Tenant").

1.   CERTAIN LEASE PROVISIONS.
     ------------------------

     The description and amounts set forth below are qualified by their usage elsewhere in this Lease, including those Sections referred to in parentheses following such descriptions:

     1.1  Tenant's address and telephone number.  (Section 19):

          Tenant Name:  CFData Corp.
                        ------------

          Doing Business As (DBA):  CFData Corp.

          Address:  1330 River Bend Drive, Suite 600, Dallas, Texas 75247

          Telephone:  (____) _______________

     1.2  Premises.  (Section 2.1):

          Building Name:  Riverbend Park    Suite No.:  600
                          --------------

          Address:  1330 River Bend Drive, Dallas, Texas 75247
                    ------------------------------------------

     1.3  Leased Area.  (Section 2.1):  l4.499 rentable sq. ft.
                                        ------
     1.4  Total Building Area.  (Section 2.1):  40,331 rentable sq. ft.
                                                ------
     1.5  Tenant's Pro-Rate Share of Building Area.  (Section 2.1):  35.95%
                                                                     -----
     1.6  Lease Term.  (Section 3.1):  Seventeen (17) months.
                                       ---------
     1.7  Commencement Date.  (Section 3.1):  September 15, 1998.
                                              ------------

     1.8  Expiration Date.  (Section 3.1, 3.2):  February 15, 2000.
                                                 -----------------

     1.9  Base Rent for Lease Term.  (Section 4.1):  Total $267,023.25
                                                           -----------

     1.10 Base Rent, Monthly Installments.  (Sections 4.1, 5.2):  $15,707.25
                                                                  ----------
     1.11 (a)   Address of Landlord for rent payments.  (Sections 4.1, 4.2):

                   1330 Riverbend Investment Corp., c/o Trinity Interests,
                   ------------------------------------------------------
                12750 Merit Drive, Suite 1115, Dallas, Texas 75251
                --------------------------------------------------

          (b)   Address of Landlord for notices.  (Sections 6.3, 19):

                 1330 Riverbend Investment Corp., c/o Trinity Interests,
                 -------------------------------------------------------
               12750 Merit Drive, Suite 1115, Dallas, Texas  75251
               ---------------------------------------------------

                        with a copy to:  Ryan Phillips, 10670 North Central
                                          ----------------------------------
               Expressway, Suite 600, Dallas, Texas  75231
               -------------------------------------------


          (c)  Address of Tenant for notices.  (Sections 6.3, 19):

                        1330 River Bend Drive, Suite 600, Dallas, Texas 75247

     1.12  Geographic Area for CPI Calculation.  (Section 5.2):  Not Applicable
                                                                 --------------

     1.13  Base Month for CPI Calculation.  (Section 5.2):  Not Applicable
                                                            --------------

               1.14  Landlord's Share of Operating Expenses. (Section 6.2): Base
                                                                            ----
           Year. 1998 (further defined as the total actual operating expenses
           ----------
           for the 1998 calendar year)

               1.15  Landlord's Share of Real Estate Taxes. (Section 6.2): Base
                                                                           ----
           Year. 1998 (further defined as the total actual real estate taxes
           ----------
           for the 1998 tax year)

               1.16  Security Deposit.  (Section 7):  $15,701,21
                                                       ---------

               1.17  Use.  (Section 8.1):  General Office
                                           --------------

               1.18  Brokers.  (Section 25.20): Cawlev International represented
                                                --------------------------------
          by Andrew Kaolan
          ----------------

               1.19 Addendum(s). (Sections 3.2. 4.3, 9.2, 22): The following addendum(s) are attached to this Lease: Addendum "A" & "B"
                                                  ------------------

     This Lease consists of 25 articles on _____ pages, plus Exhibits A, B, C & D and ____ additional page(s) of Addendum(s).

LANDLORD:_______________________    TENANT:__________________________

1330 Riverbend Investment Corp.                  CF Data Corp.


By:  Ryan Phillips, President       BY:  W. Harwood Runner, President

DATE: ________________              DATE:___________________


2.   PREMISES.
     --------

          2.1  Definition.  Landlord hereby leases to Tenant and Tenant leases
               ----------
from Landlord for the term, at the rental, and upon all of the conditions set forth herein, that certain real property known by suite number and address specified in Section 1.2 hereof, consisting of the approximate amount of rentable square feet specified in
Section 1.3 hereof, and which is referred to herein as the Premises, Landlord and Tenant each acknowledge that they have had the opportunity to measure the Premises and each party agrees that the square footage set forth in Section 1.3 is hereby deemed to be correct, If the square footage set forth in Section 1.3 is later proven to be incorrect, each party hereto does hereby waive any claims for damages due to the inconsistency. The Premises are located in an office building presently consisting of approximately the total number of rentable square feet specified in Section 1.4 hereof, which office building, the real property on which it is situated (the legal description of which is attached hereto as Exhibit A), and any parking facilities or structures appurtenant thereto are hereinafter collectively referred to as the `Building". The Premises are depicted in Exhibit B attached hereto and incorporated herein by this reference, but the depiction of possible uses, tenants or locations on Exhibit B shall not be construed to be a warranty or representation by Landlord that any such uses, tenants or locations presently exist or will continue to exist. Tenant's share of the total amount of square feet of the Building is equal to the pro-rata share specified in Section 1.5 hereof, and said percentage shall hereinafter be referred to as the Tenant's "Pro-Rata Share".

     2.2  Public Areas.  As long as this Lease remains in effect and Tenant is
          ------------
not in default hereunder, Tenant shall have the nonexclusive right, in common with the Landlord, other tenants, subtenants and invitees, to use the public areas of the Building which consist of the entrance foyer and lobby of the Building, the common corridors on the floor of the Building on which the Premises are situated and other areas appurtenant to or servicing the elevators, shipping and receiving areas and lavatories in the Building, provided that Landlord shall have the right at any time and from time to time to exclude therefrom such areas as Landlord may determine so long as access to the Premises is not unreasonably denied.

3.   TERM.
     ----

     3.1  Term.  The term of this Lease shall be the term specified in Section
          ----
1.6 hereof, commencing on the Commencement Date specified in Section 1.7 hereof and ending on the Expiration Date specified in Section 1.8 hereof unless sooner terminated pursuant to any provision of this Lease.

     3.2  Delay in Commencement.  Notwithstanding said Commencement Date, if for
          ---------------------
any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder. However, in such case Tenant shall not be obligated to pay rent until possession of the Premises is tendered to Tenant, which date shall be the new Commencement Date, and the Expiration Date shall remain unchanged. Upon Landlord's request, the parties agree to execute in writing an Addendum to certify the Commencement Date and Expiration Date hereof, but this Lease shall not be affected in any manner if either party falls or refuses to execute such Addendum. Notwithstanding anything to the contrary contained herein, if Landlord fails to deliver possession of the premises to Tenant on or before October 1, 1998 then Tenant shall have the option to terminate this Lease by giving written notice of such termination prior to Landlord's delivering possession of the Premises to Tenant, upon which Landlord shall return the Security Deposit and any prepaid rent to Tenant and thereafter, neither party hereto shall have any further obligation to the other.

     3.3  Early Possession.  In the event that Landlord shall permit Tenant to
          ----------------
occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all of the provisions of this Lease and Tenant shall not be obligated to pay rental and all other charges incurred under this Lease in addition to any obligations which commence on the Commencement Date. Said early possession shall not advance the Expiration Date of this Lease.

     3.4  Delivery of Possession.  Tenant shall be deemed to have taken
          ----------------------
possession of the Premises when the earliest of any of the following occur: (a) two (2) business days after Landlord or Landlord's agent, architect or contractor notifies Tenant that the Premises are ready for occupancy, or (b) Tenant commences to occupy or otherwise make use of the Premises. If Tenant is notified pursuant to Section 3.4(a), Tenant agrees to occupy the Premises within twenty business days thereafter. As used in this Lease, "business days" shall mean Mondays through Fridays. Tenant agrees that, upon the request of Landlord, Tenant will execute a document certifying the date on which Tenant took possession of the premises.

     3.5  Holding Over.  If Tenant remains in possession of the Premises or any
          ------------
part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month at a monthly rental equal to 150% of the Base Rent and Additional Rent payable hereunder. The foregoing provisions of this Section
3.5 shall neither be construed to give the Tenant any right to remain in possession of the Premises or any part thereof after the expiration of the term hereof nor to waive any of the Landlord's rights under this Lease to collect any damages to which it may be entitled, whether direct or consequential.

4.   RENT.
     ----

     4.1  Base Rent.  The Base Rent for the Premises for the entire term of this
          ---------
Lease shall be as specified in Section 1.9, subject to adjustme nt pursuant to the application of Section 3.2 relative to postponement of the installments specified in Section 1.10, in advance, on the first day of each month of the term hereof. Tenant shall pay Landlord upon the execution of this Lease the sum specified in Section 1.10 as the installment of Base Rent for the first full calendar month of the term of the Lease. Provided, however, that If the Commencement Date does not occur on the first day of a month, the aforesaid payment shall be for the initial thirty days of the Lease and the next monthly installment of Base Rent shall be due on the first day of the first full calendar month of the term but shall be prorated to cover only those days of said calendar month not previously paid by the Tenant by its initial payment. Base Rent for any period during the term hereof which is less than one calendar month shall be a pro rata portion of the monthly installment based upon the actual number of days the Lease is in effect during said calendar month. All rents shall be payable in lawful money of the United States of America without notice or demand and without any deduction, offset or abatement, and shall be payable to Landlord at the address stated in Section 1.11(a) or to such other persons or at such other places as Landlord may designate in writing. The payment of Base Rent hereunder shall be an independent covenant.

     4.2  Additional Rent.  Both Tenant and Landlord expressly understand and
          ---------------
agree that all other sums, excepting Base Rent as described in Section 4.1 and 5, which may from time to time become due under this Lease shall be deemed Additional Rent. Additional Rent shall include, but not be limited to, late charges, interest, Shared Expenses as described in Section 6, attorneys' fees, security deposits and any cash bonds which may by circumstance be required to be posted hereunder. Both Tenant and Landlord expressly understand and agree that all monies paid by Tenant hereunder shall be first credited to Additional Rent (and allocated among different items of Additional Rent as Landlord may determine), and only then to Base Rent. All payments of Additional Rent shall be in lawful money of the United States of America, shall be paid without any deduction, offset or abatement, and shall be payable to Landlord at the address stated in Section 1.11(a) or to such other persons or at such other places as Landlord may designate in writing. The obligation to make payments of Additional Rent hereunder shall be an independent covenant.

     4.3  Parking and Storage.  Tenant agrees to pay to Landlord the amount of
          -------------------
Additional Rent for parking as set forth in any Parking Addendum incorporated in this Lease, and the amount of Additional Rent for storage as set forth in any Storage Space Addendum incorporated in this Lease, in advance for each month on the first day of each month of the term hereof. Unless Tenant executes a Parking Addendum or Storage Space Addendum, Tenant shall have no right to use any parking facilities or storage facilities of the Building, respectively.

     4.4  Acceptance of Rental Payments. No acceptance by Landlord of a lesser
          -----------------------------
sum than the Base Rent and/or Additional Rent then due shall be deemed to be other than on account of the earliest amount of such rental due (unless Landlord elects otherwise), nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction or compromise and settlement, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such payments due or to pursue any other remedy as provided in this Lease.

5.   ESCALATIONS OF RENT.
     -------------------

     5.1  Determination.  The monthly obligations for rental payments described
          -------------
in Sections 4.1 and 4.3 shall be increased annually in accordance with the provisions of Section 5.2 below.

     5.2  Indexing.
          --------

     (a) As used in this Section 5, the term "Index" shall mean the "Consumer Price Index for all Urban Consumers (CPI-U)", All Items, 1967-100, published by the Bureau of Labor Statistics of the United States Department of Labor, for the geographical area specified in Section 12. If the Index shall hereafter be converted to a different standard reference base than that used in the Base Month specified in Section 1.13, the determination of the Percentage Increase defined below shall be made by reference to such convention factor, formula or table for converting the Index as may be published by the Bureau of Labor Statistics, or if such Bureau shall not publish same, then by any nationally recognized publisher of similar statistical information chosen by the Landlord. If the Index shall cease to be published, there shall be substituted therefor a price index (or a combination of illegible, with such adjustments as may be
                                 ---------
required to afford compatibility) published by the Bureau of Labor Statistics or successor governmental agency which is intended to be representative of substantially similar changes in the coat of living in the geographical area specified in Section 1.12, an determined by the Landlord. The term "Base Index" shall mean the Index most recently published as of the first day of the Base Month specified in Section 1.13. The term "Anniversary Month" shall mean each successive January thereafter during the term of this Lease. The term "Percentage Increase" shall mean the percentage equal to the fraction, the numerator of which shall be the Index most recently published as of the first day of the month which is two months prior to the Anniversary Month less the Base Index (but in no event shall the numerator be equal to or less than zero), and the denominator of which shall be the Base Index.

     (b) If the Index in an Anniversary Month shall exceed the Base Index, then each monthly installment of Base Rent payable pursuant to Section 4.1 for the calendar year during which such Anniversary Month occurs, and thereafter until a new comparative statement is sent to Tenant, shall be increased by an amount which is computed by multiplying the Percentage Increase by the amount of said monthly installment specified in Section 1.10. In each calendar year after the year in which the Commencement Date occurs, Landlord shall send to Tenant a comparative statement setting forth the Index in the Anniversary Month, the Base Index, the Percentage Increase, and the increase in the monthly rental installment, provided, however, that Landlord's failure to provide a comparative statement at any particular time shall not eliminate or reduce Tenant's obligation to pay increased rent pursuant to this paragraph and shall not prejudice Landlord's right to provide a comparative statement at any subsequent time. On the first day of the calendar month ("current month") following the month In which the comparative statement is sent, Tenant shall pay to Landlord a sum equal to the amount of said increase in the rent multiplied by the number of calendar months of the Lease Term that elapsed since January 1, and thereafter, commencing with the current month and continuing monthly thereafter until a different comparative statement is sent to Tenant, the monthly installment of rent pursuant to Section 4.1 shall be increased by an amount equal to the amount of said increase. Rental payments due under Section 4.3 shall be increased in the same manner and simultaneously with any increase in the amount of installments of Base Rent. The expiration or termination of this Lease during any calendar year for all or any part of which there is an increase in the rent due as determined under this paragraph shall not affect the rights or obligations of the parties respecting such increase, and any comparative statement relating to such increase may, on a pro-rata basis, be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. No adjustments or recomputations, retroactive or otherwise, shall be made to the computations of installments of Base Rental owing hereunder in the event that the base Index or Index in effect in any Anniversary Month is subsequently adjusted after the date on which Landlord sends to Tenant the comparative statement which contains a computation of the Percentage Increase based on the amounts of the Base Index and Index in the applicable Anniversary Month then in effect.

6.   SHARED EXPENSES
     ---------------

     6.1  Determination.  The monthly obligations for Additional Rent as
          -------------
described in Section 4.2 shall be annually adjusted in accordance with the provisions of Section 6.2 below and Addendum "A" to the Lease.

     6.2  Escalations.
          -----------

     (a) Landlord agrees to expend as its share of Operating Expenses paid for and sustained by the Landlord during any calendar year en amount not greater than that specified in Section 1.14. Said sum shall constitute the maximum payable by Landlord as its contribution toward Operating Expenses. The term "Operating Expense" means the total amounts paid or payable, whether by the Landlord or otherwise on behalf of the Landlord, in connection with the ownership, leasing, management, maintenance, repair and operation of the Building, other than those expenses described in Section 6.2(b). Operating Expense shall include, without limiting the generality of the foregoing, the aggregate of the amount paid for heating, air conditioning, and providing electricity and water and sewer charges to the Building, other than that paid by individual tenants, the amount paid to any persons or entities for all labor and/or wages (including the cost to Landlord of workmen's compensation and disability insurance, payroll taxes, welfare and fringe benefits), for services rendered, and materials provided to the Building; administrative expenses related to the Building; any costs incurred for any capital improvements or structural repairs to the Building to effect labor savings or otherwise reduce Operating Expenses, or required by law or by any governmental or quasi-governmental authority having jurisdiction over the Building, which coats shall be amortized over the useful life of the applicable capital improvements or structural repairs; the cost of accounting services necessary to compute the rent and charges payable by tenants of the Building; fees for management, legal, accounting, inspection and consulting services pertaining to the Building; the cost of guards and other protection services; and the amount paid for premiums for all insurance procured by Landlord to insure the Building as may be required or permitted under this Lease (including, without limitation, business interruption insurance, and if there is a mortgage or deed of trust on the Building, such insurance as may be required by the holder of such mortgage or deed of trust). Notwithstanding the foregoing, Operating Expenses shall not include the costs of special services rendered to tenants (including Tenant) for which a special or separate charge is made, any costs of preparation of space for new tenants in the Building, any costs borne directly by Tenant under this Lease, leasing commissions, depreciation or interest payments, or debt service payments made to a mortgagee.

     (b) Landlord agrees to expend as its share of Real Estate Taxes paid for and sustained by the Landlord during any calendar year an amount not greater than that specified in Section 1.15. Said sum shall constitute the maximum payable by Landlord as its contribution toward Real Estate Taxes. Real Estate Taxes shall include general and special taxes, assessments, duties and levies, charged and levied upon or assessed against the Building and/or any improvement situated on the real property on which the Building stands, any leasehold improvement, fixtures, installations, additions and equipment used in the maintenance or operation of the Building, whether owned by Landlord or Tenant, not paid directly by the Tenant. Further, if at any time during the term of this Lease, the method of taxation of real estate prevailing at the time of execution hereof shall be or has been altered so as to cause the whole or any part of the taxes now or hereafter levied, assessed or imposed on real estate so be levied, assessed or imposed upon Landlord, wholly or partially, as a capital levy or otherwise, or on, or measured by the rents received from the Building, then such new or altered taxes attributable to the Premises shall be deemed to be included within the term "Real Estate Taxes" for purposes of this paragraph. The reference to "Building" in this subparagraph shall include, as allocated by the Landlord, improvements or facilities utilized in common by the Building and other buildings upon or adjacent to the real property on which the Building stands.

     (c) Commencing on the first day of the first January after the Commencement Date, and continuing thereafter during the term of this Lease, Tenant shall pay to Landlord monthly in advance on the first day of each month, without notice or demand and without any deduction, offset or abatement, in lawful money of the United States of America, 1/12 of the amount of the Tenant's Pro-Rata Share of the Shared Expenses as estimated by Landlord to be incurred for the calendar year in which the monthly payments are to be made. If the Expiration Date is not December 31, the monthly payments owing hereunder during the last partial calendar year of the Lease shall be appropriately adjusted. For the period from the Commencement Date to December 31 in the same calendar year, Tenant shall not pay estimated Shared Expenses but shall be obligated for its actual Pro-Rata Share of Shared Expenses for said period upon receipt of Landlord's Statement described below. The term "Shared Expenses" shall mean the amount by which Operating Expenses and Real Estate Taxes incurred in any period exceed the amount of Landlord's obligation for the same as specified in Section
1.14 and 1.15.

     (d) In each calendar year after the year in which the Commencement Date occurs, Landlord shall send to Tenant a Landlord's Statement which shall set forth the actual amount of Shared Expenses, with the exception of those States in which real estate taxes are billed on other than a calendar year basis, in that event Landlord's statement of Real Estate Taxes will be based on the Real Estate Tax Fiscal Year and sent within a reasonable time after receipt of

Real Estate Tax Statements, and Tenant's Pro-Rate Share thereof for the preceding calendar year or portion thereof and the estimated amount of Shared Expenses and Tenant's Pro-Rata Share thereof for the calendar year in which the Landlord's Statement is given. Landlord's failure to render a Landlord's Statement with respect to any period shall not eliminate or reduce Tenant's obligation to pay Shared Expenses and shall not prejudice Landlord's right to render a Landlord's Statement with respect to any subsequent period. The obligations of Tenant under the provisions of this paragraph with respect to any increase in rent shall survive the expiration or any sooner termination of the term of the Lease. Within 15 days next following the notification by Landlord of the contents of its Landlord's Statement, Tenant shall pay to Landlord the entire amount of Tenant's Pro-Rate Share of actual Shared Expenses for the prior period covered by the Landlord's Statement less the amount of Shared Expenses actually paid by Tenant for said period, plus Tenant shall also then pay to Landlord such amount as is necessary to assure than, through the calendar month in which the Landlord's Statement is given, the Tenant has paid to Landlord the full amount of estimated Shared Expenses for the calendar year in which Landlord's Statement is given, as if the Landlord's Statement were given on January 1 of said calendar year. For each month following for the remainder of said calendar year, Tenant shall pay the monthly estimated Shared Expenses set forth in the Landlord's Statement. In the event that the estimated payments made by the Tenant in the calendar year preceding the date on which the Tenant is given notice of the Landlord's Statement exceed the Tenant's Pro-Rats Share of actual Shared Expenses for such calendar year, then should the Tenant not be otherwise in default hereunder, the amount of such excess shall be applied by the Landlord to the next succeeding installments of monthly estimated payments of Shared Expenses.

     6.3  Statements.  Nothing in this Lease shall be construed to require
          ----------
Landlord to render the statements described in Sections 5.2 and 6.2 simultaneously or in any particular order. All reasonable determinations by Landlord pursuant to Section 6 shall be presumed to be correct. Until Tenant is advised of the adjustment in its obligation to pay Shared Expenses, if any, pursuant to the provisions of Section 6.2, Tenant's monthly rental shall continue to be paid at the then current rent (including all prior adjustments thereto pursuant to this Lease). Upon written notice to Landlord of not less than fifteen business days, Tenant shall have the right to review the documentation relied upon by Landlord relating to the computation of Shared Expenses, which review shall occur at the location specified in Section 1.11(b). All Shared Expenses shall be computed on the actual basis. In computing Shared Expenses, no cost or expense may be accounted more than once, any expenses which are paid by the proceeds of insurance shall be excluded, and any expenses which are separately metered or billed directly to and separately paid by any other tenant shall be excluded. Tenant shall have the right to cause an audit to be made of Landlord's computation of Shared Expenses, at the location of the Corporate Office in Dallas, Texas, at Tenant's sole expense, not more frequently than once per calendar year. Tenant shall not be entitled to withhold or deduct any portion of Base Rent or Additional Rent during the pendency of any such audit. Any errors disclosed by such audit shall be promptly corrected, provided that Landlord shall have the right to cause another independent audit so be made of such computations, and in the event of a disagreement between the auditors, the audit disclosing the least amount of deviation from Landlord's original computations shall be conclusively deemed to be correct.

7.  SECURITY DEPOSIT.
    ----------------

    Tenant shall deposit with Landlord upon execution hereof the sum specified in Section 1.16 as security for Tenant's faithful performance of Tenant's obligations hereunder. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provisions of this Lease, Landlord may without notice to Tenant use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum (including, but not limited to attorney's feet) to which Landlord may become obligated by reason of Tenant's default or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, Tenant shall within five (5) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount hereinabove stated. Landlord shall not be required to keep said deposit separate from its general accounts and Tenant shall not be entitled to interest on such deposit. If Tenant performs all of Tenant's obligations hereunder, said deposit or so much thereof as had not theretofore been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of the Tenant's interest hereunder) within sixty (60) days after either the expiration of the term hereof (or any extension thereof) or after Tenant has vacated the Premises, whichever is later. Landlord shall deliver the funds deposited herein by Tenant to the purchaser of the Building in the event the Building is sold (or give such purchaser a credit against the purchase price in the amount of such deposit), and thereupon Landlord shall be discharged from all further liability with respect to such deposit. If Tenant shall default under this Lease more than two (2) times in any twelve (12) month period, irrespective of whether or not such default is cured, then the security deposit shall, within ten (10) days after demand by Landlord, be increased by Tenant to an amount equal to the greater of: (i) three (3) times the amount specified in Article 1.16; (ii) three
(3) months' fixed rent; or (iii) as may be otherwise required by Landlord. Tenant may not encumber or place liens upon the security deposit while in Landlord's possession.

8.  USE.
    ---

     8.1  Use.  The Premises shall be used and occupied only for the uses
          ---
specified in Section 1.17 hereof, provided that the foregoing shall not be construed as e representation or guarantee by the Landlord that such business may lawfully be conducted on the Premises.

     8.2  Compliance With Law.  In the event it is determined by the applicable
          -------------------
governmental unit that the Premises violates any building code, regulation or ordinance, then it shall be the obligation of the Landlord, after written notice from Tenant which includes a copy of the governmental unit's determination, to promptly, at Landlord's sole cost and expense, rectify any such violation. In the event Tenant does not give to Landlord written notice of any such violation within thirty (30) days from the date on which Tenant takes possession of the Premises, it shall be conclusively deemed that such violation, unless such is latent, did not exist and the correction of the same shall be the obligation and expense of the Tenant at the direction of the Landlord, provided, however, that nothing in this Section shall be construed to require or permit the Tenant to make any structural changes to the Building not caused by Tenant's improvements or the nature of Tenant's occupancy of the Premises.

     8.3  Waste and Nuisance.  Tenant shall not commit, suffer or permit any
          ------------------
waste, damage, disfiguration or injury to the Premises, the common areas in the Building, or the fixtures and equipment located therein or thereon except for normal wear and tear. Tenant shall not permit or suffer any overloading of the floors thereof, and shall not place therein any heavy business machinery, safes, computers, data processing machines, or other items heavier than customarily used for general office purposes without first obtaining the written consent of Landlord. Tenant shall not use or permit to be used any part of the Building for any dangerous, noxious or offensive trade or business, and shall not cause or permit any nuisance, noise, action, or disturbance of other tenants, in, at or on the Premises.

     8.4  Conditions of Premises.  Except as provided in Section 8.2, Tenant
          ----------------------
hereby accepts the Premises in their condition existing as of the date of the commencement hereof, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. In addition, except as provided in
Section 8.2, Tenant shall at Tenant's expense, comply promptly with all applicable laws, statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term or any part of the term hereof regulating the use by Tenant of the Premises.

     8.5  Insurance Cancellation.  Notwithstanding the provisions of Section 8.2
          ----------------------
hereinabove, no use shall be made or permitted to be made of the Premises, nor acts done which will cause the cancellation of any insurance policy covering said Premises or the Building, and if Tenant's use of the Premises causes an increase in said insurance rates, Tenant shall pay any such increase as Additional Rent, which, together with interest on any amount paid therefor by Landlord, shall be payable by Tenant on the next succeeding date on which a Base Rental payment is due.

     8.6  Landlord's Rules and Regulations.  Tenant shall faithfully observe and
          --------------------------------
comply with the reasonable rules and regulations that Landlord shall from time to time promulgate, including without limitation any rules and regulations attached to this Lease, which are hereby incorporated wherein by this reference. Landlord reserves the right from time to time to make all reasonable modifications to said rules and regulations. The additions and modification to those rules and regulations shall be binding upon Tenant upon Landlord giving notice of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any of said rules and regulations by any other tenants or occupants.

9.  LANDLORD'S SERVICES.
    -------------------

     9.1  Basic Services.  Subject to any law, rule or governmental order or
          --------------
regulation, and further subject to any circumstance beyond the control of the Landlord, Landlord shall furnish the following services:

     (a) Air conditioning and heat, whichever be required, twenty four hours a day, seven days a week, excluding legal holidays. Landlord shall regulate the air temperature as required and Tenant shall not have the tight to modify or control the air temperature of the premises or the building. Notwithstanding that Landlord alone shall control the air temperature, at all times the air shall be at temperature and humidity levels reasonable and customary for comparable buildings;

     (b) Hot and cold water for lavatory purposes and electric current for lighting the Premises and for ordinary office appliances and office machines only, provided that Tenant shall not use any electrical equipment which in Landlord's opinion will overload the wiring insulations or interfere with the use thereof by Landlord or any other tenant in the Building. If a further supply of water is required by Tenant, then at Tenant's expense, Landlord shall have the option to install and maintain a water meter to register such consumption, and Tenant shall pay as Additional Rent for water consumed, at the cost to Landlord, and for sewer rents and all other rents and charges based upon such consumption of water;

     (c) General day-to-day janitorial service (excluding carpet shampooing and hard surface floor waxing) five days a week, and elevator service during the same hours fur which air conditioning and heat services are provided as set forth above, provided, however, that in the event Tenant is delinquent in making any installment payment of rent under this Lease for a period of 15 days or more after it shall become due, Landlord may discontinue furnishing any or all of the services described in this Section 9 until all arrears of rental payments, plus interest and late charges and any other sums due under this Lease, shall have been paid in hill. Whenever heat generating machines or equipment are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning system, as determined by Landlord, Landlord reserves the right to install supplementary air conditioning units in the Premises, and the costs therefor, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. If Tenant, as determined by Landlord, requires electric current in excess of that usually furnished or supplied to the Premises, Landlord may, at its election, either cause an electric current meter to be installed in the Premises so as to measure the electric current consumed for such excess use or determine the value of such excess use by causing an independent electrical engineer or consulting firm, selected by Landlord, to conduct a survey of Tenant's use of electric current and to certify such determination in writing to Landlord and Tenant. The cost of any such meter or survey, as the case may be, and of the installation, maintenance or survey, as the cause may be indicates such excess use by Tenant of electric current, Tenant agrees to pay to Landlord, as Additional Rent, promptly upon demand therefor by Landlord, the amount determined to be due for the electric current consumed by Tenant, as shown by said meter or as indicated in said survey, as the ease may be, at the rate charged for such service by the local public authority or the local public utility, as the case may he, furnishing the same, plus any additional expenses incurred by Landlord in keeping account of the electric current consumed.

     (d) Notwithstanding anything in this Lease to the contrary, Tenant will not without the prior written consent of Landlord use any apparatus or device in the Premises which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space. Tenant shall not connect with any electric current except through existing electrical outlets in the Premises, or to any water pipes, any apparatus or device for the purposes of using electric current or water. If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Premises, Tenant must first procure the written consent of Landlord to the use thereof. With the prior written consent of Landlord, Tenant may maintain and operate data processing equipment on the Premises, but all additional costs in connection therewith (including, but not limited to, additional support flooring, insulation, electrical outlets and temperature maintenance facilities) shall be borne solely by Tenant and the utility services utilized by or for such equipment shall be separately metered and the cost of such utility services with metering shall be borne solely by Tenant. At Tenant's request and with Landlord's prior approval, Landlord shall furnish the services described in this Section at times other than specified in Section 9.1 (a), provided that Tenant shall pay the entire cost thereof as reasonably determined by Landlord as Additional Rent, notwithstanding the fact that such services may also benefit portions of the Building other than the Premises (in which event Landlord shall not receive collectively from all tenants paying for any portion of such additional services more than the actual cost to Landlord of providing the same).

     9.2  Initial Construction.  Landlord agrees to perform the work and make
          --------------------
such installations in the Premises as set forth in the Work Letter Addendum which, if attached hereto as indicated in Section 1.19, constitutes additional provisions of this Lease which are hereby incorporated by reference. Tenant acknowledges that it will examine the Premises before taking possession hereunder and agrees that unless Tenant furnishes Landlord with a notice in writing specifying any apparent defect in the construction within twenty business days after such taking of possession pursuant to Section 3.4, it shall be conclusively deemed that Tenant has examined the Premises and that the same were in good order and that Landlord had satisfactorily completed the work it agreed to perform. Tenant agrees that there is no promise, representation, or undertaking by or binding upon Landlord with respect to any construction, alteration, remodeling or redecorating in or to the Premises except as expressly set forth in the Work Letter Addendum.

     9.3  Interruption of Services.  Landlord reserves the right from time to
          ------------------------
time to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, and to alter or relocate any other facility in the Building. Interruption or curtailment of any service maintained in the Building, if caused by strikes, mechanical difficulties, actions of the Landlord under the first sentence of this Section 9.3, or for any other reason beyond Landlord's control, shall not entitle Tenant to any claim against Landlord or to any abatement in rent, nor shall the same constitute constructive or partial eviction. Unless due to the gross negligence of Landlord, Landlord shall not be liable to Tenant for any injury or damage resulting from defects in the plumbing, heating, or electrical systems in the Building or for any damage resulting from water seepage into the Building or for any act or failure to act by any other Tenants at the Building or for any damage resulting from wind storm, hurricane or rain storm. Landlord shall not be liable for disruption of heating, air conditioning, plumbing or electrical services if Landlord uses reasonable efforts to restore such services in a timely manner.

10.  MAINTENANCE, REPAIRS AND ALTERATIONS.
     ------------------------------------

     10.1  Landlord's Obligations.  Subject to the provisions of Sections 8.2
           ----------------------
and 14, and except for damage caused by any negligent or intentional act or omission of Tenant, Tenant's agents, employees, representatives, customers or invitees, in which event Tenant shall repair the damage, at its sole expense, Landlord shall keep in good order, condition and repair the structural portions of the Building and those portions of the Building which are not occupied or leased by any tenant, and all costs incurred by Landlord in making any such repairs or performing such maintenance shall be Operating Expenses as defined in
Section 6.2, provided that Landlord shall have no obligation to perform any act which is the obligation of Tenant or any other tenant in the Building. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair. Other than as specifically provided in this
Section 10.1, Landlord shall not be obligated to make any repairs or improvements of any kind, in, upon, about, or to the Premises or the Building.

     10.2  Tenants Obligations.  Subject to the provisions of Sections 8.2 and
           -------------------
14, Tenant, at Tenant's expense, shall keep in good order, condition and repair the Premises and every part thereof including, without limiting the generality of the foregoing, all plumbing, electrical and lighting facilities and equipment within the Premises, fixtures, interior walls and interior surfaces of exterior walls, ceilings, windows, doors, plate glass located within the Premises. All repairs made by the Tenant shall be at least of the same quality, design and class as that of the original work. Tenant agrees that it will abide by, keep and observe all reasonable rules and regulations which Landlord may make from time to time for the management, safety, care and cleanliness of the Building and grounds, the parking of vehicles and the preservation of good order therein as well as for the convenience of other occupants and tenants of the Building. All damage or injury to the Building or to the Premises, fixtures, appurtenances and/or equipment caused by the Tenant moving property in or out of the Building or the Premises or by Tenant's installation or removal of furniture, fixtures, or other property, or from any other cause of any kind or nature whatsoever due to carelessness, omission, neglect, improper conduct, or other cause of the Tenant, its agents, employees, invitees, contractors or subcontractors shall be repaired, restored, or replaced promptly by the Tenant at its sole coat and expense to the satisfaction of the Landlord. In the event that the Tenant falls to keep the Premises in good order, condition and repair while this Lease remains in effect, then as soon as possible after written demand (which written demand shall not be required in the case of an emergency), Landlord may restore the Premises to such good order and condition and make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's property or business by reason thereof, and upon completion thereof Tenant shall pay to Landlord upon demand and as Additional Rent the cost of restoring the Premises to such good order and condition, together with interest thereon from the date paid. Notwithstanding Tenant's obligation to maintain the aforementioned items, Landlord shall, at Tenant's request, perform minor maintenance within the premises including for example replacing light bulbs and ballasts or repairing door hardware.

     10.3  Surrender.  On the last day of the term hereof or on any sooner
           ---------
termination or date on which Tenant ceases to possess the Premises, Tenant shall surrender the Premises to Landlord in good and clean condition, ordinary wear and tear excepted. Prior to such surrender Tenant shall repair any damage to the Premises occasioned by its removal of trade fixtures, furnishings and equipment, which repair shall include the patching and filling of holes and repair of structural damage. Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any liability (including reasonable attorneys' fees) of Landlord to third parties resulting from Tenant's failure to timely comply with the provisions of this Section 10.3.

     10.4  Alterations and Additions.
           -------------------------

     (a) Tenant shall not, without Landlord's prior written consent, make any alterations, improvements or additions (referred to collectively herein as "Alterations") in, on or about the Premises. Landlord may require that Tenant remove any or all of said Alterations at the expiration of the term or such other time at which Tenant ceases to possess the Premises, and restore the Premises to their prior condition. Should Tenant make any Alterations without the prior approval of the Landlord, Landlord may require that Tenant immediately remove any or all of such items and/or Landlord may declare a default by Tenant under this Lease. Except in connection with normal interior decorating of the Premises, Tenant shall not place any holes in any part of the Premises, and in no event shall Tenant place any exterior or interior signs or interior drapes, blinds, or similar items visible from the outside of the Premises without the prior written approval of Landlord. Landlord shall, at its sole cost, list Tenant in the directory of tenants for the building.

     (b) Any Alterations in, on or about the Premises that Tenant shall desire to make shall be presented to Landlord in written form with proposed detailed plans. If Landlord shall give its consent, the consent shall be deemed conditioned upon Tenant acquiring a permit to do the work from appropriate governmental agencies, the furnishing of a copy thereof to Landlord prior to the commencement of the work and the compliance by Tenant with all conditions of said permit and with all specifications in the plans in a prompt and expeditious manner. Tenant shall not permit any of the work to be performed by persons not currently licensed under any applicable licensing laws or regulations pertaining to the types of work to be performed. Landlord shall not be deemed unreasonable in the exercise of its discretion for withholding approval of any Alterations. For any Alterations which involve or might affect any structural or exterior element of the Building, any area or element outside of the Premises, or any facility serving any area of the Building outside of the Premises, or which will require unusual expense to re-adapt the Premises to normal office use on the termination or expiration of the Lease, unless in the latter case Tenant either desires to or is required to make repairs or Alterations in accordance with this Lease, Landlord may require Tenant, at Tenant's sole cost and expense, to obtain and provide to Landlord a lien and completion bond (or such other applicable bond as determined by Landlord) in an amount equal to one and one-half (1-1/2) times the estimated coat of such improvements, to insure Landlord against liability including but not limited to liability for mechanic's and materialmen's liens and to insure completion of the world.

     (c) Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or the Building. Tenant shall give Landlord not less than ten (10) days notice prior to the commencement of any work in, on or about the Premises, and Landlord shall have the right to post notices of non-responsibility in, on or about the Premises as provided by law. Tenant shall have no power or authority to do any act or make any contract which may create or be the basis for any lien upon the interest of the Landlord, the Premises or the Building, or any portion thereof. If any mechanics or other lien or any notice of intention to file alien shall be filed or delivered with respect to the Premises or the Building, based upon any act of the Tenant or of anyone claiming through the Tenant, or based upon work performed or materials supplied allegedly for the Tenant, Tenant shall cause the same to be canceled and discharged of record within fifteen (15) days after the filing or delivery thereof. If Tenant has not so canceled the lien within fifteen (15) days as required herein, Landlord may pay such amount, and the amount so paid together with interest thereon from the date of payment and all legal costs and charges, including attorneys' fees, incurred by Landlord in connection with said payment and cancellation of the lien or notice of intent shall be Additional Rent and shall be payable on the next succeeding date on which a Base Rental installment is due. Landlord may, at its option and without waiving any of its rights set forth in the immediately preceding sentence, permit Tenant to contest the validity of any such lien or claim, provided that in such circumstances the Tenant shall at its expense defend itself and Landlord against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord, the Premises or the Building, provided further that Landlord may at any time require the Tenant to deposit with the court exercising jurisdiction over such claim, such amount as may be necessary under applicable statutes to cause the release and discharge of the lien, and if Tenant shall not immediately make such payment upon the request of Landlord, Landlord may make said payment and the amount so paid, together with interest thereon from the date of payment and all legal costs and charges, including attorneys' fees, incurred by Landlord in connection with said payment shall be deemed Additional Rent and shall be payable on the next succeeding date on which a Base Rental installment is due. In addition, Landlord may require Tenant to pay Landlord's attorney fees and costs in participating in such action if Landlord shall decide it is in its best interest to do so. Nothing herein contained shall be construed as a consent on the part of Landlord to subject the interest and estate of Landlord to liability under any lien law of the state in which the Premises are situated, for any reason or purpose whatsoever, it being expressly understood that Landlord's interest and estate shall not be subject to such liability and that no person shall have any right to assert any such lien.

     (d) Unless Landlord requires their removal, as set forth in Section 10.4(a), all Alterations which may be made on the Premises shall, at the expiration of the term or such other time at which Tenant ceases to possess the Premises, become the property of Landlord and remain upon and be surrendered with the Premises. Notwithstanding the provisions of this Section 10.4(d), Tenant's machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Section 10.3 hereof and provided further that Tenant is not in default under this Lease at the time Tenant ceases to possess the Premises.

11.  TENANT'S USE OF PUBLIC AREAS.
     ----------------------------

     Tenant's non-exclusive use of the public areas described in Section 2.2 shall be subject to such Reasonable Rules and Regulations promulgated by Landlord pursuant to Section 8.6. Tenant agrees to repair at its coat all deteriorations or damages to the public areas occasioned by Its negligence or intentional misconduct or that of its officers, agents, representatives, customers, employees or invitees. Landlord shall have the unrestricted right to remodel, renovate or change the size and/or configuration of the common areas without the consent of Tenant.

12.  TAXES AND TELEPHONE.
     -------------------

     12.1  Personal Property Taxes.  Tenant shall pay prior to delinquency all
           -----------------------
taxes assessed against and levied upon leasehold improvements, fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. If tenant shall cause said leasehold improvements, trade fixtures, furnishings, equipment and all other personal property to be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within (10) days after receipt of a written notice from Landlord setting forth the taxes applicable to Tenant's property, and if Tenant fails to do so, Landlord may make such payment and the amount so paid, together with interest thereon from the date paid, shall be Additional Rent and shall be due and payable to Landlord on the next succeeding date on which a Base Rental installment is due.

     12.2  Evidence of Payment.  Tenant shall promptly deliver to Landlord, upon
           -------------------
Landlord's written request, receipts for payments of all taxes, charges, rates, dues, assessments and licenses in respect of all improvements, equipment and facilities of the Tenant on or in the Premises which were due and payable within a period up to one year prior to Landlord's making such request.

     12.3  Telephone.  Tenant shall separately arrange and pay for the
           ---------
furnishing of and use of all telephone services as Tenant may deem necessary for its use of the Premises, and Landlord shall have no liability in connection therewith.

13.  INSURANCE AND INDEMNITY.
     -----------------------

     13.1 Liability Insurance. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy of bodily injury and property damage insurance, insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in an amount not less than $500,000 per person, $500,000 per occurrence for bodily injury, and $500,000 for property damage, or $1,500,000 combined single limit for said items. The limits of said insurance shall not, however, limit the liability of Tenant hereunder. Tenant shall also obtain and keep in force during the term of this Lease, at Tenant's expense, "all risk" or "special coverage form" insurance upon the property of every description and kind owned by the Tenant and located in the Building or for which Tenant is legally liable or installed by or on behalf of the Tenant, including without limitation, furniture, fittings, installations, alternations, additions, partitions, fixtures and anything in the nature of leasehold improvements in an amount not less than 80% of the full replacement coat thereof. Such insurance shall insure the Tenant and

Landlord, and in the event that there shall be a dispute as to the amount which comprises the full replacement cost, the decision of the Landlord shall be conclusive, if Tenant shall fail to procure and maintain the insurance required hereunder, Landlord may but shall not be required to procure and maintain the same, and any amount so paid by Landlord for such insurance shall be Additional Rent which, together with interest thereon from the date paid, shall be due and payable by Tenant on the next succeeding date on which a Base Rental installment is due. If in the opinion of Landlord the amount of liability insurance required hereunder is not adequate, then not more frequently than once during each option, extension or renewal teens of this Lease, if any, Tenant shall increase said insurance coverage as required by Landlord. Provided, however, that in no event shall the amount of the liability insurance increase by more than fifty percent of the amount of the insurance during the preceding term of this Lease. However, the failure of Landlord to require any additional insurance coverage shall not be deemed to relieve Tenant from any obligations under this Lease.

     13.2  Property Insurance.  Landlord shall obtain and keep in force during
           ------------------
the term of this Lease fire and extended coverage on the Building (including Building standard leasehold improvements). Landlord may also, but shall not be required to, procure any other insurance policies respecting the Premises or Building which Landlord deems necessary.

     13.3  Insurance Policies.  Insurance required by Tenant hereunder shall be
           ------------------
in companies rated A+, AAA or better in "Best's Insurance Guide". Tenant shall deliver to Landlord prior to taking possession of the Premises copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with loss payable clauses reasonably satisfactory to Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification except after ten (10) days' prior written notice to Landlord. Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals thereof, or Landlord may order such insurance and charge the coat thereof to Tenant, which amount, together with interest thereon, shall be Additional Rent and shall be payable by Tenant on the next succeeding date on which a Base Rental payment is due. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in
Section 13.1. Tenant shall forthwith, upon Landlord's demand, reimburse Landlord for any additional premiums attributable to any act or omission or operation of Tenant causing an increase in the cost of insurance.

     13.4  Waiver of Subrogation.  As long as their respective insurers so
           ---------------------
permit, Tenant and Landlord each waives any and at rights of recovery against the other, or against the officers, employees, agents and representatives of the other for loss or damage to such waiving party or its property or the property of others under its control, where such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carriers that the foregoing mutual waiver of subrogation is contained in this Lease and obtain policies of insurance, if obtainable, which shall include a waiver by the insurer of all right of subrogation against Landlord or Tenant in connection with any loss or damage thereby insured against.

     13.5  Hold Harmless.  Tenant shall each indemnify, defend and hold Landlord
           -------------
harmless from any and all claims, liabilities, damages and coats, including attorneys' fees, incurred by Landlord which arise from Tenant's use of the Premises or the Building or from the conduct of its business or from any activity, work or things which may be permitted or suffered by Tenant in, on or about the Premises or the Building, and shall further indemnify, defend and hold Landlord harmless from and against any and all claims, liabilities, damages and costs, including attorneys' fees, incurred by Landlord which arise from any breach or default in the performance of any obligation on Tenant's part to be performed under any provision of this Lease or which arise from any negligence of Tenant or any of its agents, representatives, customers, employees or invitees. Landlord shall likewise indemnify Tenant for any claims, liabilities, damages and costs, including attorney's fees, incurred by Tenant as a result of Landlord's negligence or willful misconduct.

     13.6  Exemption of Landlord from Liability.  Tenant hereby agrees that
           ------------------------------------
Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom, including without limitation from any relocation by Landlord of Tenant within the Building (except as expressly provided otherwise in Section
20), or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, representatives, agents, invitees, customers or any other person in, on or about the Premises or Building, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, representatives, agents, customers, or invitees, whether any such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, and whether the said damage or injury results from conditions arising upon the Premises or any other cause, and whether the said damage or injury results from conditions arising upon the Premises or Building, or from other sources or places, and regardless of whether the cause of such injury or the means of repairing the same is inaccessible to Landlord or Tenant, unless such injury, loss of income or damage is caused by the Landlord's gross negligence. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the Building. Tenant hereby assumes all risk of damage to property or injury to persons in, on or about the Premises or the Building from any cause and Tenant hereby waives all claims in respect thereof against Landlord, excepting where said damage arises out of the gross negligence of Landlord.

14.  DAMAGE OR DESTRUCTION.
     ---------------------

     14.1  Option to Terminate Lease.  If the Premises or any part thereof shall
           -------------------------
be damaged or destroyed by fire or other casualty, the Landlord may, at its option and subject to Section 14.2 hereinbelow, elect to terminate this Lease by giving notice to the Tenant within ninety (90) days after Landlord receives actual notice of the fire or other casualty, and thereupon the term of this Lease shall expire by lapse of time upon the tenth day after such notice is given. Instead of exercising said option, Landlord may elect to repair or restore the Premises to the same condition as existed before such damage or destruction. Upon electing to repair or restore, Landlord may proceed with reasonable dispatch to perform the necessary work, and the Base Rent to be paid until such work is completed shall be abated in proportion of the Premises being unusable for a period equal to one day or less, but Landlord shall not be liable to Tenant for any delay which arises by reason of labor strikes, adjustments of insurance or any other cause beyond Landlord's control, and in no event shall Landlord be liable for any loss of profits or income. Notwithstanding the foregoing, there shall be no abatement, apportionment or reduction in the rental obligations of Tenant if the damage or destruction is caused by the Tenant or Tenant's agents, representatives, employees, customers or invitees.

     14.2  Obligation to Repair or Restore.  If and only if all of the following
           -------------------------------
circumstances exist with respect to damage or destruction to the Premises, Landlord may not elect to terminate the Lease as provided in Section 14.1 hereof but rather must elect to repair or restore the Premises:

     (a) There is no fault or neglect on the part of the Tenant, Tenant's agents, representatives, employees, customers or invitees which contributed to the damage or destruction;

     (b) The damage or destruction to the Premises is less than fifty percent (50%) of the replacement cost thereof as determined by Landlord;

     (c) The Landlord is fully insured for the casualty which causes the damage or destruction and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Premises;

     (d) The date of the damage or destruction is more than six (6) months prior to the Expiration Date of this Lease or any renewal, modification or extension thereof; and

     (e) Less than sixty percent (60%) of the rentable square feet of the Building is so damaged or destroyed, as determined by Landlord, regardless of the percentage of rentable square feet of the Premises which may be damaged or destroyed.

     14.3 Fault of Tenant.  Landlord may exercise its option to repair or
          ---------------
restore as described in Section 14.1 even if such damage or destruction is due to the fault or neglect of Tenant, Tenant's agents, representatives, employees, customers or invitees, but in such event Landlord's election to repair or restore shall be without prejudice to any other rights and remedies of Landlord under this Lease, and there shall be no apportionment or abatement of any rent of any kind and Landlord shall not be liable for any other loss to Tenant of any nature whatsoever.

     14.4 Obligations of Tenant.  Except as provided in this Section 14, none
          ---------------------
of Tenant's obligations under this Lease shall be affected by any damage or destruction of the Premises by any cause whatsoever. Tenant hereby expressly waives any and all rights it might otherwise have under any law, regulation or statute which would act to modify the provisions of the immediately preceding sentence.

     14.5 Termination by Tenant.  In the event that more than sixty percent
          ---------------------
(60%) of rentable square feet of the Premises shall be damaged or destroyed by fire or other casualty not caused by the Tenant or Tenant's agents or if such, representatives, employees, customers or invitees, either party may terminate this Lease by giving notice to the other within thirty (30) business days after the date of the fire or other casualty, and upon such termination the rental obligations of the Tenant shall be duly apportioned as of the date of such fire or other casualty. If the repair of the damage, destruction or other casualty not caused by the Tenant or Tenant's agents, representatives, employees, customers or invitees cannot reasonably be completed within ninety (90) days or if the date such damage, destruction or casualty occurs is within the last six
(6) month's of the lease, Tenant may terminate the lease by giving Landlord written notice, which notice shall be effective thereupon. Tenant shall have no right to terminate the Lease under this Section 14.5 if Tenant is in default of any of its obligations under the Lease as of the date of the fire or other casualty.

15.  CONDEMNATION.
     ------------

     If the Premises are taken under any public or private power of eminent domain, or sold by Landlord under the threat of the exercise of said power (all of which is herein referred to as "condemnation"), or if any portion of the Building is so condemned so that it would not be practical, in Landlord's judgment, to continue to maintain the Building, this Lease shall terminate as of the date of the condemning authority takes title or possession, whichever occurs first. If only a portion of the Premises are so condemned, Landlord or Tenant shall have the right, if more than thirty percent (30%) of rentable square feet of the Premises are so condemned, to terminate this Lease as of the date the condemning authority takes title or possession, whichever occurs first, by giving written notice of such termination to the other party not later than thirty (30) days after said date, but should the parties hereto elect not to so terminate this Lease, the Lease shall remain in full force and effect as to the portion of the Premises not so taken, and Tenant's rental obligations shall be reduced proportionately to reflect the number of rentable square feet remaining in the Premises, and such rental reduction, if any, shall take effect as of the date which is thirty (30) days after the date of which the condemning authority takes title or possession, whichever first occurs. If repairs or restorations to that portion of the Premises not so taken are deemed necessary by Landlord to render such portion reasonably suitable for the purposes for which it was leased, as determined by Landlord, Landlord shall perform such work at its own cost and expense but in no event shall Landlord be required to expend any amount greater than the amount received by Landlord as compensation for the portion of the Premises taken by the condemnator. All awards for the taking of any part of the Premises or any payment made under the threat of the exercise of power of eminent domain shall be the property of Landlord, whether made as compensation for diminution of value of the leasehold or for the taking of the fee or as severance damages. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all sights of Tenant now or hereafter arising in or to the same or any part thereof, except that any award or other compensation made for any taking is subject to the rights of the first mortgagee up to the amount of its lien and of any junior mortgagee, as may be permitted by the first mortgagee, up to the full amount of such junior lien; provided, however, that Tenant shall be entitled to any award for loss of or damage to Tenant's trade fixtures and removable personal property and/or for the interruption of or damage to Tenant's business.

16.  ASSIGNMENT AND SUBLETTING.
     -------------------------

     16.1  Landlord's Consent Required.  Tenant shall not voluntarily or by
           ---------------------------
operation of law assign, transfer, mortgage, sublet or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent which shall not, be unreasonably withheld or delayed. Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void and shall constitute a breach of the Lease. Any transfer of Tenant's interest in this Lease or in the Premises from Tenant by merger, consolidation or liquidation, or by any subsequent change in the ownership of fifty percent (50%) or more of the capital stock of Tenant shall be deemed a prohibited assignment within the meaning of this Section 16. As a condition of obtaining Landlord's consent, Tenant shall submit to Landlord together with its request for consent the name of the proposed assignee or subtenant, the terms and provisions of the proposed transaction, and such information as to the nature of the proposed assignee's or subtenant's business and its financial responsibility and standing as Landlord may reasonably require, together with the effective date of the proposed transfer which shall be at least sixty (60) days after the date of submission of such information to Landlord. Landlord's failure to consent to any proposed transfer under this Section shall not be deemed unreasonably withheld if (a) the occupancy resulting from such transfer will not be consistent with the general character of the business carried on by the tenants of the Building or violates any rights or options held by any other tenant of the building; or (b) the proposed occupant pursuant to the transfer does not have the financial strength and stability to perform its rental obligations or Landlord is unable to obtain guaranties from one or more affiliates of the proposed occupant in order to secure such financial obligations; or (c) any proposed sublease does not incorporate this Lease in its entirety so as to be subject to this Lease's terms, or any such sublease does not require the sublessee to attorn to Landlord at Landlord's option in the event of a default by Tenant under this Lease; or (d) if Tenant does not execute an agreement with Landlord requiring Tenant to pay to Landlord, as Additional Rent, one hundred percent (100%) of all moneys or other consideration received by Tenant from its transferee (whether paid to Tenant as consideration for Tenant's transfer of property or other assets to the transferee or as consideration for the transferee's occupancy of the Premises) in excess of the amounts owed by Tenant to Landlord under this Lease, which Additional Rent shall be paid to Landlord as and when received by Tenant. Tenant may not sublet or assign any or all of the premises to another tenant of the building or its affiliated companies.

     16.2  No Release of Tenant.  Regardless of Landlord's consent, no
           --------------------
subletting or assignment or other transfer described in Section 16.1 shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. Consent to one assignment, subletting or other transfer shall not be deemed consent to any subsequent act. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee or successor. Landlord may consent to subsequent assignments, subletting, or transfers of this Lease or amendments or modifications to this Lease with assignees or successors of Tenant without notifying Tenant and without obtaining its consent thereto and such action shall not relieve Tenant of liability under this Lease. In the event Landlord allows assignment or subletting hereunder, neither Tenant, the assignee of Tenant, or the sublessee of Tenant shall have any option to extend the term of this Lease even if such option is otherwise granted to Tenant herein and notwithstanding the provisions of any such option granted to Tenant herein, and all rights and options to extend this Lease otherwise granted to Tenant shall be deemed terminated and canceled as of the date of such assignment, subletting or other transfer. Notwithstanding anything in this Lease to the contrary, Landlord shall have no obligation to grant consent to any transfer as defined in Section 16.1 if Tenant is in default under this Lease at the time the request for consent is made or at any time thereafter through the effective date of the transfer. In addition, Tenant acknowledges that its intent in executing this Lease is to occupy the Premises and not to make speculative usage of the Premises, and therefore Landlord shall have no obligation whatsoever to consent to any proposed transfer if the rentals payable by the proposed occupant to the Tenant are less than the rentals sought to be received by the Landlord for vacant apace in the Building as of the date on which the Tenant is requesting the Landlord's consent to the transfer. In the event that Tenant proposes to assign this Lease or to sublet all of the Premises, Landlord shall have the right, exercisable by notice in writing after receipt of the request by Tenant, to terminate this Lease in which case the lease shall terminate thirty (30) days following such notice as though such date had been the Expiration Date as set forth 1,8.

     16.3  Attorneys' Fees and Administrative Fees.  In the event Tenant shall
           ---------------------------------------
request the consent of Landlord to any assignment, subletting or transfer or if Tenant shall request the consent of Landlord for any other act which Tenant proposes to do under any other provision of this Lease, then Tenant shall pay Landlord's attorneys' fees incurred in connection with the consideration or evaluation of such request. In addition thereto, in the event that Landlord shall consent to a sublease, assignment or transfer under Section 16.1, Tenant shall pay Landlord administrative fees of Two Hundred Dollars ($200) incurred in connection with giving such consent.

     16.4 Right to Collect Rent.  The acceptance of rent by Landlord from any
          ---------------------
person other than Tenant shall not be deemed to be a waiver by Landlord of any provision of this Lease. If the Premises are sublet or occupied by anyone other than Tenant and Tenant is in default hereunder, or this Lease is assigned by Tenant, then, in any such event, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent reserved in this Lease, but no such collection shall be deemed a waiver of the covenant in this Lease against assignment and subletting or the acceptance of such assignee, subtenant or occupant as tenant, or a release of Tenant from further performance of the covenants contained in this Lease.

17.  DEFAULTS; REMEDIES.
     ------------------

     17.1 Defaults.  The occurrence of any one or more of the following events
          --------
shall constitute a default and breach of this Lease by Tenant:

     (a)  The vacating or abandonment of the Premises by Tenant; or

     (b) The failure by Tenant to make any payment of Base Rent, Additional Rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of five (5) days; or

     (c) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in paragraph (b) above, where such failure shall continue for a period of five (5) business days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default as determined by Landlord is such that more than five (5) business days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure as soon as possible within said five (5) business day period and thereafter diligently prosecutes such cure to completion, and in any case completes said cure within thirty (30) business days after the aforesaid written notice or

     (d) (i) The insolvency of the Tenant or the execution by the Tenant of an assignment for the benefit of creditors, or the convening by Tenant of a meeting of its creditors, or any class thereof, for the purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of the Tenant to generally pay its debts as they mature; or (ii) the filing by or for reorganization or arrangement under any law relating to bankruptcy (unless in the case of a petition filed against Tenant, the same is dismissed within sixty
(60) days); or (iii) the appointment of a trustee or receiver to take possession of substantially ad of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty
(30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

     17.2 Remedies in Default.
          --------------------

     (a) In the event of any such default or breach by Tenant, Landlord shall have the right at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may otherwise have by reason of such default or breach, to terminate this Lease at its option or to re-enter and at its option to attempt to re-let without terminating this Lease and remove ad persons and property from the Premises, using any force as may reasonably be necessary to accomplish said purposes, all without service of notice or resort to legal process and without being deemed guilty of trespass or forcible entry or becoming liable for any loss or damage which may be occasioned thereby.

     (b) If Tenant shall fail to remove any effects which it is entitled to remove from the Premises upon the termination of this Lease, or any extension or renewal hereof, or upon a re-entry by Landlord for any cause whatsoever, or upon Tenant's ceasing to possess the Premises for any reason, the Landlord, at its option, may remove the same and store or dispose of the said effects without liability for loss or damage thereto, and Tenant agrees to pay to Landlord on demand any and all expenses incurred in such removal, including Court costs, attorneys' fees, storage and insurance charges on such effects for any length of time the same shall be in Landlord's possession; or the Landlord, at its option, without notice, may sell such effects, or any of them, at private or public sale and without legal process, for such price or consideration as the Landlord may obtain, and apply the proceeds of such sale upon any amounts due under this Lease from the Tenant to the Landlord, and upon the expenses incidental to the removing, cleaning the Premises, selling said effects, and any other expense, rendering the surplus, if any, to the Tenant; provided, however, in the event the proceeds of such sale or sales are insufficient to reimburse the Landlord, Tenant shall pay such deficiency upon demand. Tenant acknowledges and agrees that any such disposition of Tenant's property in the above-described manner by the Landlord shall be deemed to be commercially reasonable and that no bailment shall be created by Landlord's exercise of any of its rights under this subparagraph (b).

     (c) Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings, or pursuant to any notice provided for by law, it may make such alterations, additions, improvements and repairs as may be necessary in order to re-let the Premises, and may but need not re-let the Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord may determine to be advisable; upon each such re-letting all rentals received by the Landlord; shall be applied i) first to the payment of any costs and expenses of such re-letting, including brokerage fees and attorney's fees and the cost of such alterations, additions, improvements and repairs; ii) second, to the payment of Base Rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder provided that Tenant shall have no tight to claim any interest in all or any portion of said residue and if the rent and other charges paid or to be paid to Landlord by any new tenant pursuant to any re-letting exceed the monetary obligations of Tenant, Tenant shall have no right to claim any interest in ad or any portion of said excess. If such rental received from such re-letting during any month be less than that to be paid during the month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord, and such deficiency shall be calculated and paid monthly on the date on which the rent would have been payable hereunder if possession had not been retaken. If, during the existing term of this Lease, the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such re-letting and the expenses incurred in connection therewith as provided aforesaid will be made in determining the net proceeds from such re-letting and the expenses incurred in connection therewith as provided aforesaid will be made in determining the net proceeds from such re-letting, and any rent concessions will be equally apportioned over the term of the new lease. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises for any reason, or in the event the Premises are re-let, for failure to collect the rent thereof under such re-letting. No such reentry or taking possession of the Premises by Landlord, nor any acts pursuant thereto, shall be construed as an election on its part to terminate this Lease unless a written notice of such termination be given to Tenant by Landlord. No notice from Landlord under this Lease or under any applicable forcible entry and detainer or eviction statue or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

     (d) Should Landlord at any time terminate this Lease for any default or breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such default or breach, including the cost of recovering the Premises and reasonable attorneys' fees. If such termination is caused by the failure to pay rent and/or the abandonment of any substantial portion of the premises, Landlord may elect, by sending written notice thereof to Tenant, to receive liquidated damages in an amount equal to twelve times the security deposit as set forth in section 1.16 hereunder. Notwithstanding the preceding, nothing shall prevent the Landlord from proving damages in excess of the amount referred to above; and

     (e) Each of the remedies set forth hereinabove in this Section 17 shall not be exclusive, but rather shall be considered cumulative with any other legal or equitable remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises are located. To the extent such waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease. Suit or suits for the recovery of the amount of damages set forth hereinabove may be brought by Landlord, from time to time, at Landlord's election, and nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the term hereof would have expired had there been no event of default. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by any statue or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amounts recoverable, either as damages or rent, referred to in any of the preceding provisions of this Section.

     17.3 Default by Landlord.  Landlord shall not be in default unless
          -------------------
Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises, specifying the manner in which Landlord has failed to perform such obligation; provided however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance as determined by Landlord, then Landlord shall not be in default if Landlord commences performance within such thirty day period and thereafter diligently prosecutes the same to completion; provided further that Landlord's obligation to perform any act under this Lease shall be excused for any period of time during which Landlord is prevented from performing because of any circumstance beyond Landlord's control. Tenant's remedies upon Landlord's default are further limited by Section 18.3 and 25.2 below.

     17.4 Late Charges.  Tenant hereby acknowledges that late payment by Tenant
          ------------
to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Base Rent, Additional Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after paid amount is due, then Tenant shall immediately pay to Landlord a late charge equal to five percent (5%) of such over due amount or the sum of One Hundred Dollars ($100.00), whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of late payment by Tenant and is in addition to interest due under
Section 25.4. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, or prevent Landlord from exercising any of the other rights and remedies granted hereunder.

18.  RIGHTS OF MORTGAGES.
     -------------------

     18.1 Subordination.  As used throughout this Section 18, the term
          -------------
"mortgagee" shall refer to the holder of a Mortgage or deed of trust or ground lease affecting the Premises. This Lease and the tights of Tenant hereunder shall be and are hereby made subject and subordinate to the provisions of any ground lease, mortgage or deed of trust affecting the Premises, and to each advance made or hereafter to be made under the same, and to ad renewals, modifications, consolidations and extensions thereof and ad substitutions therefor. This Section 18 shall be self-operative and no further instrument of subordination shall be required. However, in confirmation of the provisions of this Section 18, Tenant shall execute and deliver promptly any certification or instrument that Landlord or any mortgagee may request, and failing to do so within ten (10) days after written demand, Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and Tenant's name, place and stead, to do so, and/or Landlord may declare this Lease to be in default. If any mortgagee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. Tenant shall and does hereby agree to attorn to any mortgagee or successor in title and to recognize such mortgagee or successor as its Landlord in the event any such person or entity succeeds to the interest of Landlord. Notwithstanding any other provision of this Lease, in the event that any mortgagee or its respective successor in title shall succeed to the interest or Landlord hereunder, the liability of such mortgagee or successor shall exist only so long as it is the owner of the Building, or any interest therein, or is the tenant under said ground lease.

     18.2 Mortgagee's Consent to Amendments.  No assignment of this Lease and
          ---------------------------------
no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligation or liability under this Lease, shall be valid unless consented to by Landlord's mortgagees of record, if such is required by the mortgagees, in writing. No Base Rent, Additional Rent, or any other charge (with the exception of the security deposit described in this Lease) shall be paid more than ten (10) days prior to the due date thereof and payments made in violation of this provision (except to the extent that such payments are actually received by a mortgagee) shall be a nullity as against any such mortgagees of record, and Tenant shall be liable for the amount of such payments to such mortgagees.

     18.3 Mortgagee's Right to Cure.  No act or failure to act on the part of
          -------------------------
Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or termination of this Lease unless (a) Tenant shall have first given written notice of Landlord's act of failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and

(b) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, provided that nothing contained in this Section shall be deemed to impose any obligation on any such mortgagees to correct or cure any condition. As used herein, a "reasonable time" includes a reasonable time to obtain title to the mortgaged premises if the mortgagee elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist, but in no event less than 120 days from the date of the mortgagees' receipt of the above described notice.

19.  NOTICES.
     -------

     Except as provided in Section 17.1(b) and 22, whenever under this lease provision demand is made for any notice or declaration of any kind, or where it is deemed desirable or necessary by either party to give or serve any such notice, demand or declaration to the other party, it shall be in writing and served either personally with written acknowledgement of receipt obtained by deliverer or sent by certified United States mail, return receipt requested, postage prepaid, addressed either to the address set forth in Section 1.1 or 1.11(b), or to such other address as may be given by a party to the other by proper notice hereunder, or, in the case of notices to the Tenant, to the Premises. The date of personal delivery (as evidenced by such evidence of service as provided for in said rules) or the date on which the certified mail is deposited with the United States Postal Service shall be the date on which any proper notice hereunder shall be deemed given. Landlord shall not be required at any time to deliver any specific notice to more than two notice addresses.

20.  RELOCATION.
     ----------

     Tenant agrees that Landlord may relocate Tenant to other space in the Building containing substantially the same amount of rentable square feet as is contained in the Premises, provided that the actual cost of physically relocating Tenant (excluding any and all consequential or other costs to Tenant) and the cost of altering the new space to make it comparable to the Premises is borne by the Landlord; provided, however, that Landlord may not exercise said right to relocate Tenant if the Premises consist of more than ten percent (10%) of the rentable square feet in the Building. In addition, Landlord shall pay costs incurred by Tenant as a result of the relocation, including without limitation costs incurred in changing addresses on stationery, business cards, directories, advertising and other such items, but in no event shall Landlord's obligation to pay cost imposed in this sentence exceed the sum of $500. In the event that the new Premises in which the Tenant is relocated does not consist of the identical number of rentable square feet as specified in Section 1.3, the parties shall execute an instrument specifying the new number of square feet in the Premises and the change in the number of square feet contained in the Premises shall be deemed effective as of the date on which the Tenant occupies the new premises in which it is relocated.

21.  QUIET POSSESSION.
     ----------------

     Upon Tenant paying the sums due hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

22.  OPTIONS.
     -------

     In the event that the Tenant, by addendum attached to this Lease, is expressly given an option to renew or extend the term of this Lease, or any option to purchase the Premises or Building or any right of first refusal to purchase the Premises or other property of Landlord, then each of such options and rights are personal to Tenant and may not be exercised by or assigned, voluntarily or involuntarily, by or to anyone other than Tenant. No such option described hereinabove may be exercised by the Tenant except In strict accordance with the terms and provisions of the option and provided that Tenant is not in default under this Lease either at the time Tenant gives notice of its intent to exercise the option or at the time at which the option is to be exercised. Notwithstanding the provisions of Section 19, notice of exercise of any option shall be deemed given only when actually received by Landlord.

23.  LANDLORD'S LIEN.
     ---------------

     Tenant hereby grants to Landlord a lien upon and security interest in all furniture, fixtures, equipment, inventory, merchandise and other personal property belonging to the Tenant and located in, on or about the Premises or Building at any time while this Lease is in effect, whether such items are presently owned by Tenant or are after acquired, to secure the payment of all Base Rent, Additional Rent and other charges due and to become due under this Lease and to further secure the faithful performance of all of the other obligations of this Lease required to be performed by Tenant, said lien to be prior to any other lien on such property except a lien in favor of the seller or lessor of such property to secure the unpaid purchase price or lease payments thereof. All exemption laws are hereby expressly waived by Tenant. This lien and security interest may be foreclosed in the same manner as a Financing Statement under the version of the Uniform Commercial Code enacted in the state in which the Premises are situated, or pursuant to any similar law so enacted if a version of the Uniform Commercial Code is not in effect, and the filing of this Lease in accordance with said law shall constitute full lawful notice of this lien. In lien of filing this Lease or in addition thereto, Landlord may require Tenant at any time to execute a Financing Statement, Security Agreement or any other similar documents required by the laws of the state in which the Premises are situated to perfect this lien and security interest, and Tenant shall immediately execute the same upon the demand of Landlord. In the event Tenant fails or refuses to do so within ten (10) days after written demand, Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact in Tenant's name, place and stead, to do so, and/or Landlord may declare this Lease to be in default.

24.  HAZARDOUS MATERIALS.
     -------------------

     Tenant covenants not to introduce any hazardous or toxic materials onto the Building, the Premises, or the grounds surrounding the Building, without (a) first obtaining Landlord's written consent and (b) complying with all applicable federal, state and local laws or ordinances pertaining to the transportation, storage, use or disposal of such materials, including but not limited to obtaining proper permits.

     If Tenant's transportation, storage, use or disposal of hazardous or toxic materials on the Building, the Premises, or the grounds surrounding the Building results in (1) contamination of the soil or the surface or ground water or (2) loss or damage to person(s) or property, then Tenant agrees to respond in accordance with the following paragraph:

     Tenant agrees (i) to notify Landlord Immediately of any contamination, claim of contamination, loss or damage, (ii) after consultation and approval by Landlord, to clean up and (iii) to indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including attorney's fees, arising from or connected with any such contamination, claim of contamination, loss or damage. This provision shall survive the termination of this Lease.

25.  GENERAL PROVISIONS.
     ------------------

     25.1 Estoppel Certificate.
          --------------------

     (a) Tenant shall at any time upon not less than ten (10) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing: (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification, identifying the instruments of modification and certifying that this Lease, as so modified, is in full force and effect), and the date to which the Base Rent, security deposit, Additional Rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, which are claimed. Additionally, if required, Tenant shall affirming any or ad of the following: a) that the lease is in full force and effect; b) whether tenant has renewal or other options; c) whether Tenant is currently in possession of and paying full rent on the premises; d) that the Tenant's rent is not prepaid by more than one month's base rental amount; e) whether Tenant is currently, or has in the past, received any rental concessions or abatements; f) that tenant knows of no defaults by either the Landlord or Tenant; g) that Tenant is not Solvent or contemplating bankruptcy or has been threatened with involuntary bankruptcy proceedings. Any such statement may be conclusively relied upon by any prospective purchaser, encumbrance or other transferee of the Premises.

     (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant: (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that no rent has been paid in advance; and

     (c) If Landlord desires to finance or refinance the Premises or the Building, or any part thereof, Tenant hereby agrees to deliver to Landlord and/or to any lender designated by Landlord such financial records of Tenant as may reasonably required by such lender. Such statements may include but not be limited to the past three (3) years' financial statements of Tenant. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

     25.2 Landlord's Interest and Liability.  The term Landlord as used herein
          ---------------------------------
shall mean only the owner or owners at the time in question of the fee title or a tenant's interest in a ground lease of the real property on which the improvements comprising the Building are situated. In the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers the then grantor), shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer in which Tenant has an interest shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, except as aforesaid, be binding on Landlord's successors and assigns only during their respective periods of ownership. Anything to the contrary elsewhere in this Lease notwithstanding, Tenant shall look solely to the estate and property of the Landlord in the Building for the satisfaction of the Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by the Landlord in the event of any default or breach by the Landlord with respect to any of the terms, covenants and conditions of the Lease to be observed and/or performed by the Landlord, and no other property or assets of the Landlord shall be subject to levy, execution or other enforcement procedure fur the satisfaction of the Tenant's remedies.

     25.3 Severability.  The invalidity of any provision of this Lease, as
          ------------
determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

     25.4 Interest Past Due Obligations; Certified Funds.  Except as may
          ----------------------------------------------
expressly be provided in this Lease to the contrary, any amount due to Landlord not paid when due shall hear interest at the rate of four percent (4%) per annum greater than the prime rate of the First City Bank of Dallas, Texas as the same may fluctuate from and after the date on which the payment was first due through the date on which the payment is paid in full, provided, however, that the payment of such interest shall in no event exceed the highest rate allowed under applicable law. Payment of such interest shall not excuse or cure any default by Tenant under this Lease. In the event that either Tenant is more than ten (10) days late in making any payment due under the Lease, or any payment from Tenant to Landlord does not clear the bank or is returned for insufficient funds, and either such condition occurs on two or more occasions, or each occurs once, Landlord shall have the right at any time thereafter to require that all succeeding monthly installments of Base Rent and all succeeding payments of Additional Rent be paid to the Landlord in certified funds drawn on a bank located in the metropolitan area in which the Premises are located. Said right may be exercised by Landlord by giving notice of such requirements to Tenant, but the giving of such notice and the exercise of this right by Landlord shall not be construed to be a waiver of any default by Tenant or any other right which Landlord may exercise under this Lease.

     25.5 Time of The Essence.  Time is of the essence in the performance by
          -------------------
Tenant of its obligations hereunder.

     25.6 Captions.  Any captions contained in this Lease are not apart hereof,
          --------
are for convenience only, and are not to be given any substantive meaning in construing this Lease.

     25.7 Entire Agreement.  This Lease contains the entire agreement and
          ----------------
understanding between the parties hereto. There are no oral understandings, terms, or conditions, and neither party has relied upon any representations, express or implied, not contained in this Lease. All prior understandings, terms, or conditions are deemed merged in this Lease. No modification of this Lease shall be binding unless such modification shall be in writing and signed by the parties hereto. Tenant acknowledges that it has not been induced to enter into this Lease by any promises or representatives not expressly set forth in this Lease, and if any such representations were made prior to the execution of this Lease, Tenant acknowledges that it has not relied on the same, and that Landlord shall have no liability with respect to any such representations.

     25.8 Waivers.  No failure by either party to insist upon the strict
          -------
performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent or the continuance of any such breach, shall constitute a waiver of any such breach of such agreement, term, covenant or condition or a relinquishment of the right to exercise such right or remedy. No agreement, term, covenant or condition hereof to be performed or complied with by either party, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the other party. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant or condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Notwithstanding any termination of this Lease, the same shall continue in force and effect as to any provisions of the Lease, including remedies, which require or permit observance or performance of Landlord or Tenant subsequent to termination.

     25.9  Recording.  Tenant shall not record this Lease. Any such recordation
           ---------
by Tenant shall be a breach of this Lease.

     25.10 Determinations by Landlord.  Whenever in this Lease the Landlord is
           --------------------------
to make any determination or decision, the Landlord shall make its determination or decision in the exercise of its reasonable discretion and judgment; however, any such determination or decision shall not bind the Landlord if it has not been confirmed in writing.

     25.11 Cumulative Remedies.  No remedy or election by Landlord hereunder
           -------------------
shall be deemed exclusive, but shall wherever possible be cumulative with ad other remedies at law or in equity to which Landlord may be entitled.

     25.12 Covenants and Conditions.  Each provision of this Lease performable
           ------------------------
by Tenant shall be deemed both a covenant and a condition.

     25.13 Binding Effect Choice of Law.  Subject to any provisions hereof
           ----------------------------
restricting assignment, subletting or transfer by Tenant and subject to the provisions of Section 25.2, this Lease shall bind the parties, their personal representatives, heirs, successors and assigns. This Lease shall be governed by the laws of the state where the Premises are located.

     25.14 Attorneys' Fees.  In the event of litigation relating to this Lease,
           ---------------
the prevailing party shall be entitled to recover from the losing party any costs or reasonable attorneys' fees incurred by the prevailing party in connection with such litigation. If Landlord utilizes the services of an attorney to enforce any of its rights hereunder but which does not result in the bringing of an action, Tenant shall immediately pay to Landlord upon demand therefor the amount of such attorneys' fees incurred.

     25.15 Landlord's Access.  Landlord and Landlord's agents, representatives
           -----------------
and designees shall have the right to enter the Premises as reasonably necessary or desirable to Landlord for the purpose of inspecting the same, showing the same to prospective purchasers, tenants, lenders or other transferees, making such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may deem necessary or desirable, or for any other reasonable purpose as Landlord may determine. Landlord may at any time place in, on or about the Premises any "For Sale", or "For Lease" or similar signs, all without rebate of rent or liability to Tenant.

     25.16 Auctions.  Tenant shall not conduct any auction, liquidation sale, or
           --------
going out of business sale in, on or about the Premises.

     25.17 Merger.  The voluntary or other surrender of this Lease by Tenant, or
           ------
a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Landlord, terminate ad or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

     25.18  Corporate Authority.  If Tenant is a corporation, each individual
            -------------------
executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

     25.19  Signs.  Landlord may prescribe a uniform pattern of identification
            -----
signs for tenants to be placed on the outside of the doors leading into their respective premises, and other than such identification signs, Tenant shall not install, paint, display, inscribe, place or affix, or otherwise attach, any sign, fixture, advertisement, notice, lettering or direction on any part of the outside of the Building or in the interior or other portion of the Building without obtaining the prior written consent of the Landlord.

     25.20  Brokers.  The parties hereto acknowledge that the brokers named in
            -------
Section 1.18 were the sole real estate brokers that represented the Landlord herein, and that no commissions are owed by Landlord to any other brokers whatsoever, and Tenant agrees to indemnify Landlord from claims for commission from any other brokers arising out of the execution of this Lease.

     25.21  Guarantor.  In the even that there is a guarantor of this Lease,
            ---------
said guarantor shall have the same obligations as Tenant under this Lease.

     25.22  Governing Law.  This lease shall be governed by and construed in
            -------------
accordance with the laws of the state in which the Building is located.

     25.23  Joint and Several Liability.  If two or more individuals,
            ---------------------------
corporations, partnerships or other business associates (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay rent and perform ad other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, the liability of each such member be joint and several.

     25.24  Tenant's Time To Sue.  Any claim, demand, right, or defense by
            --------------------
Tenant that arises out of this lease or the negotiations that preceded this lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within six (6) months after the date of the inaction, omission, event, or action that gave rise to such claim, demand, right, or defense.

     25.25  No Joint Venture.  Any intention to create a joint venture or
            ----------------
partnership relation between the parties hereto is hereby expressly disclaimed.

     25.26  No Presumption Against Drafter.  Landlord and Tenant agree and
            ------------------------------
acknowledge that: a) this lease has been freely negotiated by both parties; and
b) that in any controversy, dispute, or contest over the meaning, interpretation, validity or enforceability of this lease or any of its terms, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this lease or any portion thereof.

     25.27  Condition of Premises.  Except as set forth elsewhere in the Lease.
            ---------------------
Tenant shall accept the Premises in their current "as-is" condition and accepts all defects. Tenants commencement of occupancy shall bar Tenant from making any claim regarding the acceptability of the premises or any improvements made thereto pursuant to the Lease. Tenant understands that it is in the interest of the Landlord that the premises be kept clean, tastefully decorated, and maintained in a business-like manner throughout the term of the lease. Tenant shall not allow those areas of the premises which are visible to other tenants or guests of the building to be come cluttered or littered nor shall Tenant or Tenant's employees cause or permit any unpleasant odors to be created or released in the premises. Tenant and Tenant's employees, guests and invitees shall at all times dress in a manner appropriate for a professional office building.

     The parties hereto have executed this Lease on the first page hereof on the dates specified immediately below their respective signatures.

                         EXHIBIT A, LEGAL DESCRIPTION
                           TO OFFICE BUILDING LEASE

               BETWEEN 1330 Riverbend Investment Corp., LANDLORD
                       -------------------------------
                           AND CFData Corp., TENANT
                               ------------

DESCRIPTION of a 2.703 acre tract of land situated in the T. E. Mannin Survey, Abstract No. 958, Dallas County, Texas; said tract being all of Lot 2, Block 1/7926, River Bend on Stemmons II Addition, on addition to the City of Dallas, Texas according to the plot recorded in Volume 97040, Page 8005 of the Deed Records of Dallas County, Texas; sold tract of land being port of that certain tract of land described In deed to Catlyn River Bend; Ltd. recorded in Volume 94119, Page 1662, of the Real Property Records of Dallas County, Texas; sold
2.703 acre tract being more particularly described as follows:

BEGINNING, at a 1/2-inch iron rod with "Pacheco Koch" cop found for corner in the south line of River Bend Drive (a variable width right-of-way); said point being the westernmost northwest corner of sold Lot 2 and being the northeast corner of a tract of land described in deed to Vantage Properties, Inc. recorded in Volume 78215, Page 3448 of the Deed Records of Dallas County, Texas; said point also being In a curve to the left whose center bears North 06 degrees, 27 minutes, 58 seconds West, a distance of 319.28 feet from said point;

THENCE, in a northeasterly direction, with the south right-of-way line of said River Bend Drive and along said curve to the left, through a central angle of 18 degrees, 38 minutes, 36 seconds, an arc distance of 103.89 feet to a 1/2-inch Iron rod found at the end of said curve;

THENCE, North 64 degrees, 53 minutes, 25 seconds East, continuing with said south line of River Bend Drive, a distance of 61.75 feet to a 1/2-inch iron rod found at the beginning of a curve to the right whose center bears South 25 degrees, 06 minutes, 34 seconds East, a distance of 293.40 feet from said point;

THENCE, in an easterly direction, continuing with said south line of River Bend Drive and along said curve to the right, through a central angle of 22 degrees, 05 minutes, 34 seconds, on arc distance of 113.13 feet to a 1/2-inch iron rod found at a point of compound curve; said point being the beginning of a curve to the right whose center bears South 03 degrees, 01 minutes, 00 seconds East, a distance of 30.00 feet from said point;

THENCE, in a southeasterly direction, continuing with said south right-of-way line of River Bend Drive and along said curve to the right, through a central angle of 80 degrees, 14 minutes, 25 seconds, an arc distance of 42.01 feet to a 1/2-Inch iron rod found at a point of reverse curve; said point being in the south line of a 700 foot radius cul-de-sac at the eastern end of said River Bend Drive; said point being also in a curve to the left whose center bears North 77 degrees, 13 minutes, 25 seconds East, a distance of 100.00 feet from said point;

THENCE, in on easterly direction, with the southern line of said 100 foot radius cul-de-sac and along said curve to the left, through a central angle of 720 degrees, 09 minutes, 40 seconds, an arc distance of 209.72 feet to a 1/2-inch iron rod with "Pacheco Koch" cap found for corner; said point being the northwest corner of Lot 1 Block 1/7926 of said River Bend an Stemmons II; said tract of land described in deed to Dallas County Mental Health and Mental Retardation Center, recorded in Volume 96130, Page 5289 of the Real Property Records of Dallas County, Texas;

THENCE, South 37 degrees, 52 minutes, 40 seconds East, with the west line of sold Lot 1 and Dallas County Mental Health and Mental Retardation Center tract, a distance of 88.39 feet to a cut "+" in concrete found for corner;

THENCE, South 00 degrees, 50 minutes, 10 seconds West, continuing with the west line of said Lot 1 and Dallas County Mental Health and Mental Retardation Center tract, a distance of 153.62 feet to a 1/2-inch iron rod with "Pacheco Koch" cap found for corner; said point being in the south line of said River Bend on Stemmons Addition II;

THENCE, with the southern line of sold River Bend on Stemmons Addition II, the following two (2)

     North 88 degrees, 18 minutes, 29 seconds West, a distance of 128.58 feet to a 1/2-inch iron rod with "Pacheco Koch" cap found at an angle point;

     South 78 degrees, 46 minutes, 49 seconds West, a distance of 266.58 feet to a 3/8-inch Iron rod found for corner; said point being the southeast corner of said Vantage Properties, Inc. tract;

THENCE, North 24 degrees, 57 minutes, 59 seconds West, with the eastern line of said Vantage Properties, Inc. tract, a distance of 291.44 feet to the POINT OF BEGINNING;

                         EXHIBIT B, PREMISES SITE PLAN
                           TO OFFICE BUILDING LEASE

               BETWEEN 1330 Riverbend Investment Corp., LANDLORD
                       -------------------------------
                            AND CFData Corp., TENANT
                                ------------

                         EXHIBIT C, PREMISES SITE PLAN
                           TO OFFICE BUILDING LEASE

               BETWEEN 1330 Riverbend Investment Corp., LANDLORD
                       -------------------------------
                           AND CFData Corp., TENANT
                             ------------

     So long as this Lease remains in effect and Tenant is not in default hereunder, Tenant shall have a nonexclusive license to use up to 52 parking spaces which service the Building in consideration for Tenant's payment of $0 per month which shall be due and payable as Additional Rent at the same time as are Tenant's monthly installments of Base Rent. This nonexclusive license shall commence on the date on which Tenant's rental obligation under the Lease commences, and shall terminate on the expiration date or earlier termination of the lease. Provided, however, that upon not less than 30 days notice from Landlord to Tenant, Landlord shall have the right to increase the monthly payment hereunder to the prevailing rate for parking as then determined by Landlord, but upon the giving of any such notice, Tenant shall have the right to terminate this parking agreement commencing on the date on which the increase in payment is to occur. If Tenant does not give notice to Landlord at least 15 days prior to the date on which the increase in the amount of the payment hereunder is to occur, then it shall be conclusively presumed that Tenant agrees to such increase and Tenant shall have waived its right to terminate this parking agreement as a result of such increase in the payment.

     Upon not less than 30 days notice from Landlord to Tenant, Landlord may alter the number of parking spaces which Tenant shall have the right to use, provided that the number of spaces provided to Tenant shall not be diminished below that number of parking spaces set forth above. Landlord reserves the right to specifically assign and reassign from time to time any or all of said parking spaces among the tenants of the Building in any manner in which Landlord determines in its sole discretion and Tenant shall, upon not less than 10 days notice from Landlord, furnish Landlord with the state automobile license number assigned to its automobile or automobiles and the automobiles of all of its employees and representatives employed or working in the premises, and Tenant agrees to comply with such requests as Landlord may make in Landlord's enforcement of any parking control program. Notwithstanding the existence of any such control, Landlord shall not be responsible to Tenant, its employees, agents, representatives, customers, or invitees for any violation of any parking control program implemented by the Landlord.

     The provisions of this Addendum supplement and are specifically subject to all provisions of the Lease.

                        EXHIBIT D, RULES AND REGULATIONS
                            TO OFFICE BUILDING LEASE

               BETWEEN 1330 Riverbend Investment Corp., LANDLORD
                       -------------------------------
                            AND CFData Corp., TENANT
                                ------------

     It is agreed that the following rules and regulations shall be and are hereby made a part of this Lease, and the Tenant agrees that its employees and agents or any other persons permitted by the Tenant to occupy or enter the Demised Premises will at all times abide by these rules and regulations. It is further agreed that a default in the performance and observation of these rules and regulations shall operate the same as any other default under this Lease.

     1. The sidewalks, entries, passages, and stairways shall not be obstructed by the Tenant or its agents, or used by them for any purpose other than ingress and egress to and from their offices.

     2. a. Furniture, equipment, or supplies shall be moved in or out of the Building only during such hours and in such manner as may be prescribed by the Landlord.

          b. No safe or article, the weight of which may constitute a hazard or danger to the Building or its equipment, shall be moved into the Premises.
Safes and other equipment, the weight of which is not excessive, shall be moved into, from or about the Building during such hours and in such manner as shall be prescribed by the Landlord, and the Landlord shall have the right to designate the location of such articles in the space hereby demised.

     3. The name of the Tenant and/or signs of the Tenant shall not be placed upon any part of the Premises except as provided by the Landlord.

     4. Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended, and any damage resulting to the same from misuse on the part of the Tenant, its agents or employees, shall be paid for by the Tenant. No person shall waste water by tying back or wedging the faucets or in any other manner.

     5. No animals shall be allowed in the office, halls, or corridors of the Building.

     6. Bicycles or other vehicles shall not be permitted in the offices, halls, or corridors of the Buildings, nor shall any obstruction of sidewalks of entrances of the Building by such be permitted.

     7. No person shall disturb the occupants of the Building or adjoining buildings or premises by the use of any television, radio, or musical instrument or equipment, or by the making of loud or improper noises.

     8. No additional lock or locks shall be placed by the Tenant on any door in the Building unless written consent of the Landlord shall first be obtained.

     9. The use of oil, gas or inflammable liquids for heating, lighting, or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building.

     10. The Tenant shall exercise due care and within reasonable limits shall not mark upon, paint or affix upon, cut, drill into, drive nails or screws into, or in any way deface the wails, ceiling, partitions; or floors of the Premises or of the Building, and any defacement, damage, or injury caused by the Tenant, its agents or employees, shall be paid for by the Tenant.

     11. The Landlord shall at all times have the right by its officers or agents to enter the Demised Premises to inspect and examine the same and to show the same to persons wishing to lease, purchase, or mortgage them.

     12. The Tenant agrees to use chair pads to be furnished by the Tenant under all rolling and ordinary desk chairs in the carpeted areas of the Demised Premises throughout the term of this Lease.

     13. There shall be no smoking of pipes, cigars, cigarettes, or similar substances in the building (including common areas and private suites) or site, except in such areas as Landlord may specifically designate as a "smoking room" or "smoking area." Landlord shall have no duty to designate any such smoking areas.

     14. The Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary and desirable for the safety, care, and cleanliness of the Demised Premises and for the preservation of good order therein. Such rules and regulations shall be effective upon receipt of changes and/or additions as provided by the provision for Notice, Section 19 of said Lease.

                                  ADDENDUM "A"
                                       TO
                                     LEASE
                                   AGREEMENT

                         TO LEASE DATED August 18, 1998
                                        ---------------
               BETWEEN 1330 Riverbend Investment Corp., LANDLORD
                       -------------------------------
                            AND CFData Corp., TENANT
                                ------------

This addendum to the above referenced lease agreement ("the lease") is made this August 18, 1998 by and between 1330 Riverbend Investment Corp. and CFData Corp.
                               -------------------------------     -----------

     WHEREAS, Landlord and Tenant are parties to the above-described Lease for the Premises; and

     WHEREAS, the parties desire to amend said lease.

     NOW THEREFORE, in consideration of the mutual promises and obligations contained herein, the adequacy and sufficiency of which is hereby acknowledged, Landlord and Tenant contract and agree as follows:

AS-IS CONDITION
---------------
Tenant shall accept the premises in their `as-is, where-is' condition accepting therewith all damage, faults and defects.

ACCESS PRIOR TO COMMENCEMENT
----------------------------
Prior to the commencement of the lease hereunder, Tenant shall have the right to access the premises for delivery of furniture and equipment and for alterations to the premises only. Any alterations to the premises must be approved in writing by Landlord and performed in accordance with the Lease and Section 10.4 thereto. The commencement date of the Lease shall be the earlier of twenty (20) days after the Landlord has notified Tenant that it may access the premises or the date that Tenant occupies the premises or begins to conduct business out of the premises.

OPERATING EXPENSES
------------------
For the initial Lease term (i.e. that period between the Commencement Date and the Expiration Date as originally set forth herein), Tenant shall not be required to pay its Pro-rata Share of Shared Expenses as set forth in Section 6 to the Lease. For any holdover, extension or renewal of the lease or other occupancy of the premises following the expiration date set forth in the Lease, Tenant shall be responsible for its Pro-rata Share of Shared Expenses as set forth in Section 6 to the Lease. This provision should not be construed to eliminate Tenant's requirement to pay additional rent not related to Tenant's Pro-rats Share of Shared Expenses.

FURNITURE
---------
Tenant acknowledges that certain items of laminated cabinetry and furniture in seven offices (such offices being indicated by the character "*" on the plan in Exhibit B attached hereto) within the premises which may have the appearance of being permanently affixed in the premises are the property of I35, Inc. and may be removed prior to the premises being delivered to Tenant.

EXCEPT AS HEREBY AMENDED, all other provisions of said lease are hereby confirmed and ratified.

IN WITNESS WHEREOF, the parties hereto have executed this amendment on the date first above written.

LANDLORD:____________________         TENANT:___________________
By:      ____________________         By:    ___________________
Title:   ____________________         Title: ___________________

                             ADDENDUM "B" TO LEASE
                                    BETWEEN
                  1330 RIVERBEND INVESTMENT CORP., AS LANDLORD
                                      AND
                            CFDATA CORP., AS TENANT

AMERICANS WITH DISABILITIES ACT OF 1990 - Tenant shall be responsible for, and
---------------------------------------
shall bear all costs and expenses associated with, any and all alterations to the Premises which may be required by the Americans with Disabilities Act of 1990 (the "ADA"), for the accommodation of disabled individuals who may be employed from time to time by Tenant, or any disabled customers, clients, guests, or invitees or sublessees. Tenant shall indemnify and hold Landlord harmless from and against any and all liability incurred arising from the failure of the Premises to conform with the ADA, including the cost of making any alterations, renovations or accommodations required by the ADA, or any government enforcement agency, or any courts, any and all fines, civil penalties, and damages awarded against Landlord (or those awarded against Tenant which could become a lien upon the property upon which the Premises are located) resulting from a violation or violations of the ADA, and all reasonable legal expenses and court costs incurred in defending claims made under the ADA, including without limitation reasonable consultants', attorneys' and paralegals' fees, expenses and court costs. Notwithstanding anything herein to the contrary, Landlord will be responsible for alterations to the bathrooms and sinks in the premises which may be required as set forth above.

HAZARDOUS WASTE - The term "Hazardous Materials", as used in this Lease shall
---------------
mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by an "Environmental Law", which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment. Lessee hereby agrees that (i) no activity will be conducted on the premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course for Lessee's business activities (the "Permitted Activities") provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Lessor; Lessee shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (ii) the premises will not be used in any manner for the storage of any Hazardous Substances except for the storage of such materials that are used in the ordinary course of Lessee's business ("Permitted Materials") provided such Permitted Materials are property stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Lessor; Lessee shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency;
(iii) no portion of the premises will be used as a landfill or a dump; (iv) Lessee will not install any underground tanks of any type; (v) Lessee will not allow any surface or subsurface conditions to exist or come into existence as a result of Lessee's actions or the conduct of Lessee's business on the Leased Premises that constitute or with the passage of time may constitute a public or private nuisance; (vi) Lessee will not permit any Hazardous Substances to be brought onto the premises, except for the Permitted Materials described below, or hereafter approved in writing by Lessor and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. Lessor or Lessor's representative shall have the right but not the obligation to enter the premises for the purposes of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with all Environmental Laws. Should it be determined, in Lessor's sole opinion, that said Permitted Materials are being improperly stored, used, or disposed of, then Lessee shall immediately take such corrective action within 24 hours, Lessor shall have the right to perform such work and Lessee shall promptly reimburse Lessor for any and all costs associated with said work. If at any time during or after the term of the Lease, the Premises are found to be so contaminated or subject to said conditions, and such contamination is caused by Lessee or the conduct of its business on the Leased Premises, Lessee shall diligently institute proper and thorough cleanup procedures at Lessee's sole cost, and Lessee agrees to indemnify, save and hold Lessor harmless from all and against claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the premises by Lessee, and regardless of whether or not Lessor is found to be solely, concurrently, or jointly negligent with Lessee. The foregoing indemnification and the responsibilities of Lessee shall survive the termination or expiration of this Lease. Anything contained herein to the contrary notwithstanding, Lessor shall not unreasonably withhold its consent with respect to the use, storage, generation or manufacturing of Hazardous Substances on or about the Leased Premises provided same is done in the ordinary course of Lessee's business, and in compliance with all environmental laws.

PERMITTED MATERIALS:

1.  None

LANDLORD: 1330 Riverbend Investment Corp.   TENANT: CFData Corp.

_________________________________________   __________________________________

By:        ______________________________   By:         ______________________
Title:     ______________________________   Title:      ______________________

FINANCING STATEMENT
This Financing statement is presented for
filing pursuant to the Uniform Commercial
Code and will remain effective, with        THIS SPACE FOR USE OF FILING OFFICER
certain exceptions, for five years frees    (DATE, TIME, NUMBER, FILING OFFICER)
date of filing.

-------------------------------------------------------------------------------
A. NAME AND TELEPHONE OF CONTACT AT FLIER:
       Ryan Phillips
       (214) 692-4706
-------------------------------------------------------------------------------
B. RETURN COPY TO:
       1330 Riverbend Investment Corp.
       10670 North Central Expressway
       Suite 600
       Dallas, Texas 75231
       Attn: Ryan Phillips
-------------------------------------------------------------------------------
C. DEBTOR DESIGNATION:
       Lessee
-------------------------------------------------------------------------------

1.     DEBTOR'S NAME & ADDRESS
           NAME:       CPData Corp.
           ADDRESS:    1330 River Bend Drive, Suite 600
                       Dallas, Texas 75247
           TAX ID#     75-2508321
           ENTITY:     Corporation                  STATE:        Texas

2.     SECURED PARTY
           NAME:       1330 Riverbend Investment Corp.
           ADDRESS:    10670 North Central Expressway, Suite 600
                       Dallas, Texas  75231
           TAX ID#     75-2409605
           ENTITY:     Corporation                  STATE:        Texas

3.     This FINANCING STATEMENT Covers the following items or types of property:


       All of Debtor's (or any of its affiliates) now owned or hereafter acquired inventory, furniture, fixtures and equipment at the following locations:


                             1330 River Bend Drive
                              Dallas, Texas 75247

4.     SIGNATURE OF DEBTOR


______________________________
CFData Corp.,
A Texas Corporation

5.     SIGNATURE OF SECURED PARTY


________________________________
1330 Riverbend Investment Corp.,
A Texas Corporation